EXHIBIT 2.19
EXECUTION VERSION
Term Loan CUSIP Number: G5005HAB5

CREDIT AND GUARANTY AGREEMENT
Dated as of October 27, 2023
among
JAMES HARDIE INTERNATIONAL FINANCE DESIGNATED ACTIVITY COMPANY
and
JAMES HARDIE BUILDING PRODUCTS INC.,
as the Initial Borrowers,
JAMES HARDIE INTERNATIONAL GROUP LIMITED
and
JAMES HARDIE TECHNOLOGY LIMITED,
as Initial Guarantors,
JAMES HARDIE INDUSTRIES PLC,
as the Initial Parent
BANK OF AMERICA, N.A.,
as Administrative Agent,

and

The Other Lenders Party Hereto

BOFA SECURITIES, INC.
as Sole Lead Arranger and Sole Bookrunner

Notice: The Borrower hereby acknowledges that, under the Credit Reporting Act 2013 of Ireland lenders are required to provide personal and credit information for credit applications and credit agreements of €500 and above to the Central Credit Register. This information will be held on the Central Credit Register and may be used by other lenders when making decisions on your credit applications and credit agreements.
The Central Credit Register is owned and operated by the Central Bank of Ireland. For more information, including on how your data is processed, see www.centralcreditregister.ie.
Warning: As a guarantor of any credit, you will have to repay the debt amount(s), any interest and all associated charges if the borrower(s) do(es) not. Before you sign this guarantee you should get independent legal advice.
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TABLE OF CONTENTS
    i
    James Hardie Credit and Guaranty Agreement
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SIGNATURES    S-1

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SCHEDULES
2.01        Commitments and Applicable Percentages
5.05        Existing Material Indebtedness
5.06        Litigation
5.08        Environmental Matters
7.01        Existing Liens
7.03        Existing Indebtedness
7.07        Existing Affiliate Transactions
7.09        Existing Burdensome Agreements
10.02        Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
A        Loan Notice
B        Notice of Loan Prepayment
C        Form of Note
D        Compliance Certificate
E-1        Assignment and Assumption
E-2        Administrative Questionnaire
F        Form of U.S. Tax Compliance Certificates
G        Permitted Acquisition Certificate

    v
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CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT is entered into as of October 27, 2023, among JAMES HARDIE INTERNATIONAL FINANCE DESIGNATED ACTIVITY COMPANY, a designated activity company duly incorporated under the laws of Ireland (company no. 471702) (“JHIFDAC” or the “Initial Borrower Agent”) and JAMES HARDIE BUILDING PRODUCTS INC., a corporation duly incorporated under the laws of Nevada (“JHBP” and, together with JHIFDAC, the “Initial Borrowers”, and each an “Initial Borrower”), JAMES HARDIE INDUSTRIES PLC, a public limited company duly incorporated under the laws of Ireland (company no. 485719) (the “Initial Parent”), JAMES HARDIE INTERNATIONAL GROUP LIMITED, a private company limited by shares duly incorporated under the laws of Ireland (company no. 504374) (“Initial Holdings”), and JAMES HARDIE TECHNOLOGY LIMITED, an exempt company duly incorporated under the laws of Bermuda (“JHT”, together with Initial Holdings, each an “Initial Guarantor” and, collectively, the “Initial Guarantors”), each lender from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.
The Borrowers have requested that the Lenders provide a term credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:
ARTICLE I.    DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
    “Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated Adjusted EBITDA, Group Adjusted EBITDA or QS Adjusted EBITDA, as applicable, of such Pro Forma Entity (determined as if references to the Consolidated Group, Group or Qualifying Subsidiary, as applicable, in the definition of the term “Consolidated Adjusted EBITDA” were references to such Pro Forma Entity and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.
“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated Adjusted EBITDA”, “Group Adjusted EBITDA” and “QS Adjusted EBITDA”, as applicable.
“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.

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“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” means Bank of America, N.A. (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 2.01, or such other address or account as the Administrative Agent may from time to time notify the Borrower Agent and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.
“AFFA” means (i) the Amended and Restated Final Funding Agreement dated as of November 21, 2006 (as amended prior to the Closing Date and as further amended from time to time) among AICF, James Hardie Industries N.V., and the Performing Subsidiary party thereto from time to time, and the State of New South Wales together with (ii) the Amending Agreement—Parent Guarantee dated as of June 23, 2009 among AICF, the State of New South Wales and the Parent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit and Guaranty Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including all schedules, exhibits and annexes hereto.
“Agreement Currency” has the meaning specified in Section 11.19.
“AICF” means Asbestos Injuries Compensation Fund Limited in its personal capacity and as trustee for the Asbestos Injuries Compensation Fund.
“AICF Payments” means amounts paid by any member of the Consolidated Group (x) to the Performing Subsidiary in connection with the Performing Subsidiary’s payments to AICF pursuant to the terms of the AFFA (including, for the avoidance of doubt, amounts paid in respect of intercompany obligations from time to time owed by a member of the Consolidated Group to the Performing Subsidiary) or (y) under any Guarantee in connection therewith.

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“Anti-Terrorism Laws” means the Executive Order No. 13224 (effective September 24, 2001), the Patriot Act, the Money Laundering Control Act of 1986, the laws comprising or implementing the Bank Secrecy Act, the UK Proceeds of Crime Act 2002, the UK Terrorism Act 2000, the Criminal Justice (Money Laundering and Terrorist Financing) Acts 2010 to 2021 of Ireland, as amended and any other applicable Laws concerning or relating to terrorism financing or money laundering.
“Applicable Authority” means with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facility represented by (i) on or prior to the Closing Date, such Lender’s Commitment at such time and (ii) thereafter, the outstanding principal amount of such Lender’s Loans at such time. The Applicable Percentage of each Lender in respect of the Facility is set forth opposite the name of such Lender on Schedule 1.01(b) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.17, as applicable.
“Applicable Rate” means, means, for any day, the rate per annum equal to, (x) for Base Rate Loans, 1.00%, or (y) for Term SOFR Loans, 2.00%.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means BofA Securities, Inc., in its capacity as sole lead arranger and sole bookrunner.
“Asset Disposition” means any disposition of property or series of related dispositions of property that involves all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Subsidiary.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

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“Audited Financial Statements” means the audited consolidated balance sheet of the Initial Parent and its Subsidiaries for the fiscal year ended March 31, 2023 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Initial Parent and its Subsidiaries, including the notes thereto.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Adjusted Term SOFR for an interest period of one month plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

    “Beneficial Ownership Regulation” means 31 C.F.R. Sec. 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

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“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of directors or managers, manager or managing member of such Person, (c) in the case of any partnership, the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.
“Borrower Agent” means the Initial Borrower Agent or any successor obligor to its obligations under this Agreement pursuant to the provisions of Section 7.04.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowers” means the Initial Borrowers or any successor obligors to their respective obligations under this Agreement pursuant to the provisions of Section 7.04.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type made by each of the Lenders pursuant to Section 2.01.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Capital Stock” means:
(a) in the case of a corporation, corporate stock or equivalent (however designated) in any other jurisdiction;
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and
(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).
“Capitalized Lease” means any lease that has been or is required to be, in accordance with GAAP, recorded, classified and accounted for as a capitalized lease or financing lease.
“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Consideration” has the meaning specified in Section 7.05(a)(2).
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens):
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred sixty days (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

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(b)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof;
(c)    commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and
(d)    Investments, classified in accordance with GAAP as current assets of the Borrowers or any of their Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.
“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement with a Loan Party or any Subsidiary, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party or any Subsidiary, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender).
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or CRD IV, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

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“Change of Control” means the occurrence of any of the following:
(a) any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes, directly or indirectly, the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the voting power of the Voting Stock of the Parent, other than as a result of (i) any transaction where the voting power of the Voting Stock of the Parent immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the voting power of the Voting Stock of such beneficial owner (a “Permitted Parent”) or (ii) any merger or consolidation of the Parent with or into any “person” or “group” (a “Permitted Person”) or Subsidiary of a Permitted Person, in each case, if immediately after such transaction no “person” or “group” is the beneficial owner (as defined above), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such Permitted Person;
(b) the Parent ceases to own, directly or indirectly, 100% of the voting power of the Voting Stock of any Loan Party; or
(c) any “Change of Control” under and as defined in the Indenture.
For purposes of this definition and any related definition to the extent used for purposes of this definition, a “person” or “group” shall not be deemed to beneficially own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means, as to each Lender, its obligation to make Loans to the Borrowers pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Commitment of all of the Lenders on the Closing Date shall be $300,000,000.00.
“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

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“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with Term SOFR or any SOFR Successor Rate, any technical, administrative or operational changes to the definitions of “Base Rate” and “Interest Period”, the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for Dollars (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for Dollars exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted EBITDA” means, for any period, for the Consolidated Group, (1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of: (a) Consolidated Net Income; (b) Consolidated Interest Expense; (c) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); (d) Consolidated Depreciation and Amortization Expense; (e) Consolidated Non-cash Charges; less (2) non-cash items increasing Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice, and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges; provided, that the calculation of Consolidated Adjusted EBITDA shall exclude any Excluded Amounts to the extent such exclusion is not already reflected in the component definitions of the calculation of Consolidated Adjusted EBITDA. In addition:
(1) there shall be included in determining Consolidated Adjusted EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property business or asset, acquired by any member of the Consolidated Group during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, or pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and

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(2) there shall be excluded in determining Consolidated Adjusted EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of by any member of the Consolidated Group to the extent not subsequently reacquired, in each case, during such period (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such Disposition) determined on a historical pro forma basis.
“Consolidated Depreciation and Amortization Expense” means with respect to the Consolidated Group for any period, the total amount of depreciation and amortization expense, including amortization of deferred financing fees, of the Consolidated Group and its Restricted Subsidiaries for such period on a consolidated basis and otherwise in accordance with GAAP.
“Consolidated Group” means the Parent, Holdings, each Loan Party and their Restricted Subsidiaries; provided that the Consolidated Group shall exclude, for the avoidance of doubt, (a) any Unrestricted Subsidiary and (b) any Excluded Entity.
“Consolidated Income Tax Expense” means, with respect to the Consolidated Group for any period the provision for federal, state, local and foreign income, franchise, excise, value added and similar taxes based on income, profit, revenue or capital (including any interest and penalties related thereto) of the Consolidated Group and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Coverage Ratio” means, at any date of determination, the ratio of Consolidated Adjusted EBITDA for the most recently ended four fiscal quarter period ended immediately prior to such date of determination for which consolidated financial statements are available to Consolidated Interest Expense for such period.
“Consolidated Interest Expense” means, for any period, the interest expense of the Consolidated Group for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, capitalized interest, net payments, if any, pursuant to interest rate-related Hedging Obligations and imputed interest with respect to Attributable Indebtedness but excluding write-offs associated with the amendment and restatement or repayment of Indebtedness and excluding, to the extent otherwise included therein, any Excluded Amounts).
“Consolidated Net Debt” means, at any date of determination, the aggregate amount of all outstanding Indebtedness consisting of third party indebtedness for borrowed money (including any Loans then outstanding), and third party obligations evidenced by promissory notes or similar instruments (less any unrestricted cash and cash equivalents to the extent not constituting Excluded Amounts) of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

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“Consolidated Net Income” means, for any period, the consolidated Net Income (or loss) of the Consolidated Group for such period as determined in accordance with GAAP. Consolidated Net Income for such period of any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by such Unrestricted Subsidiary to a Consolidated Group member in respect of such period.
“Consolidated Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Net Debt of the Consolidated Group as of the last day of the most recently ended four fiscal quarter period ended immediately prior to such date of determination for which consolidated financial statements are available to (b) Consolidated Adjusted EBITDA of the Consolidated Group for such period.
“Consolidated Net Tangible Assets” means, in each case, with respect to the Consolidated Group the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all liabilities and liability items, except for Indebtedness payable by its terms more than one year from the date of incurrence thereof (or renewable or extendable at the option of the obligor for a period ending more than one year after such date of incurrence), capitalized rent, capital stock (including redeemable preferred stock) and surplus, surplus reserves and deferred income taxes and credits and other non-current liabilities, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expenses incurred in the issuance of debt, and other like intangibles which, in each case, in accordance with GAAP would be included on a consolidated balance sheet of the Consolidated Group; provided, that the calculation of Consolidated Net Tangible Assets shall exclude, to the extent otherwise included therein, any Excluded Amounts.
“Consolidated Non-cash Charges” means, with respect to the Consolidated Group for any period, the aggregate noncash expenses of the Consolidated Group and its Subsidiaries (including without limitation any minority interest) reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Converted Restricted Subsidiary” has the meaning specified in the definition of each of the terms “Consolidated Adjusted EBITDA”, “Group Adjusted EBITDA” and “QS Adjusted EBITDA”, as applicable.

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“Converted Unrestricted Subsidiary” has the meaning specified in the definition of each of the terms “Consolidated Adjusted EBITDA”, “Group Adjusted EBITDA” and “QS Adjusted EBITDA”, as applicable.
“Corporate Ratings” means the Borrower Agent’s or Holdings’, as applicable, long-term senior unsecured non-credit enhanced rating from the ratings agencies.
“Covered Entity” has the meaning as specified in Section 11.23.
"CRD IV” means EU CRD IV and UK CRD IV.
“Credit Extension” means each Borrowing.
“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under clauses (a) through (g) of Section 7.03 and any refinancing, renewal, replacement, extension or modification thereof.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, examinership, rescue process, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate plus two percent (2%), in each case, to the fullest extent permitted by Applicable Law.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower Agent or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower Agent, to confirm in writing to the Administrative Agent and the Borrower Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a

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receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower Agent and each other Lender promptly following such determination.
“Designated Lender” shall have the meaning set forth in Section 2.17.
“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by Holdings or any of its Restricted Subsidiaries in connection with an Asset Disposition that is designated as “Designated Non-cash Consideration” pursuant to a certificate signed by a Responsible Officer, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration. A particular item of Designated Non-cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in exchange for consideration in the form of cash or cash equivalents in compliance with Section 7.05.
“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated Adjusted EBITDA, Group Adjusted EBITDA or QS Adjusted EBITDA, as applicable of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Consolidated Group, the Group or the Qualifying Subsidiary, as applicable, in the definition of each of the terms “Consolidated Adjusted EBITDA”, “Group Adjusted EBITDA” or “QS Adjusted EBITDA”, as applicable (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

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“Disposition” or “Dispose” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Holdings or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:
(a) any shares of capital stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Holdings or a Restricted Subsidiary);
(b) all or substantially all the assets of any division or line of business of Holdings or any Restricted Subsidiary; or
(c) any other assets of Holdings or any Restricted Subsidiary outside of the ordinary course of business of Holdings or such Restricted Subsidiary.
Notwithstanding the foregoing, none of the following shall be deemed to be a Disposition:
(1) a disposition by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Restricted Subsidiary, including through any Permitted Reorganization;
(2) for purposes of Section 7.05 only, a disposition of all or substantially all the assets of Holdings and the Loan Parties, taken as a whole, in compliance with Section 7.04;
(3) a sale, contribution, conveyance or other transfer of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction by or to a Receivables Entity in a Qualified Receivables Transaction;
(4) the license, sublicense or cross-license of Intellectual Property or other intangibles;
(5) the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(7) the granting of security interests not prohibited by Section 7.01;
(8) the disposition by Holdings or any of its Restricted Subsidiaries in the ordinary course of business of (i) cash and cash equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets or assets that, in Holdings’ reasonable judgment, are no longer used or useful in the business of Holdings or its Restricted Subsidiaries, or (iv) rights granted to others pursuant to leases or licenses, to the extent not materially interfering with the operations of Holdings or its Restricted Subsidiaries;
(9) a Restricted Payment that does not violate Section 7.06 or any Investment by Holdings or a Restricted Subsidiary that does not constitute a Restricted Payment;

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(10) any exchange of assets for assets (including a combination of assets) (which assets may include Equity Interests or any securities convertible into, or exercisable or exchangeable for, Equity Interests, but which assets may not include any Indebtedness) of comparable or greater market value or usefulness to the business of Holdings and its Restricted Subsidiaries, taken as a whole, which in the event of an exchange of assets with a fair market value in excess of (a) $75.0 million shall be evidenced by a certificate signed by a Responsible Officer and (b) $150.0 million shall be set forth in a resolution approved by at least a majority of the members of the Board of Directors of Holdings; provided that Holdings may apply any cash or cash equivalents received in any such exchange of assets pursuant to Section 2.05(a);
(11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(12) the issuance by Holdings or a Restricted Subsidiary of preferred stock or any convertible securities;
(13) any sale of assets received by Holdings or any Restricted Subsidiary upon foreclosure on a security interest;
(14) the unwinding of any Hedging Obligations (including sales under forward contracts);
(15) any dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;
(16) the lease or sublease of office space;
(17) the abandonment, farm-out, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;
(18) dispositions of property pursuant to casualty events;
(19) a single transaction or series of related transactions that involve the disposition of assets with a fair market value (as determined in good faith by Holdings) of less than $50.0 million; and
(20) any sale or disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.
“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Maturity Date; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with

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respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer to redeem such Equity Interests upon the occurrence of a change of control or a Disposition (each defined in a substantially identical manner to the corresponding definitions in this Agreement) shall not constitute Disqualified Equity Interests if (a) any rights of the holders as a result of a change of control or Disposition do not arise prior to the 91st day after the Maturity Date or (b) shall be subject to the prior repayment in full of the Loans and termination of all Commitments under this Agreement.

“Dollar” and “$” mean lawful money of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (regardless of whether such plan is subject to ERISA) which is or within the past six years was sponsored, maintained or contributed to by, or required to be contributed to by, any Borrower or any of their Subsidiaries or any of their respective ERISA Affiliates.

“Engagement Letter” means the engagement letter, dated September 11, 2023, between the Borrowers, the Administrative Agent and the Arranger.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

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“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities that are convertible into, or exchangeable for, such shares or other interests in such Person.
"Equity Issuance” means, any issuance by Loan Party or any Subsidiary to any Person of its Equity Interests, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Equity Interests, (d) any issuance by any Borrower of its Equity Interests as consideration for a Permitted Acquisition and (e) any issuance by any member of the Consolidated Group of its Equity Interests to another member of the Consolidated Group. The term “Equity Issuance” shall not be deemed to include any Disposition or any Debt Issuance.
“Equity Offering” means a public or private sale for cash of common stock of Holdings (or any direct or indirect parent company of Holdings to the extent the net cash proceeds therefrom are contributed to Holdings), other than (i) public offerings with respect to common stock of Holdings (or such parent) registered on Form F-4, Form S-4 or Form S-8 or (ii) any sale to any Subsidiary of Holdings.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, and any successor thereto..
“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) solely for purposes of Section 302 of ERISA and Section 412 of the Code, any other Person that, together with that Person, would be deemed to be a “single employer” within the meaning of Section 414(m) or (o) of the Code).

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“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the thirty (30)-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan, (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the appointment of a trustee to administer any Pension Plan; (f) the imposition of liability on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan if there is any liability therefor under Title IV of ERISA, or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, excise taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan; (i) a Pension Plan becomes subject to the at-risk requirements in Section 303 of ERISA or Section 430 of the Internal Revenue Code or (j) the incurrence of liability or the imposition of a Lien pursuant to Section  430(k) of the Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan, other than for PBGC premiums due but not delinquent.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EU CRD IV” means:
(a)    Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and
the capital requirements specified in (A) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and (B) Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012.

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“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Amounts” means with respect to any Person and its Restricted Subsidiaries, without duplication, the total amount of (i) asbestos-related liabilities, assets, income, gains, losses and charges other than AICF Payments, (ii) AICF selling, general & administrative expenses, (iii) ASIC-related expenses, recoveries and asset impairments and (iv) New Zealand product liability expenses incurred by such Persons for such period on a consolidated basis and otherwise in accordance with GAAP.
“Excluded Entities” means AICF (and Asbestos Injuries Compensation Fund Limited in its personal capacity) and each of the following entities: (i) Amaba Pty Limited (CAN 000 387 342), (ii) Amaca Pty Limited (ACN 000 035 512), (iii) ABN 60 Pty Limited (ACN 000 009 263), and (iv) Marlew Mining Pty Limited (formerly known as Asbestos Mines Pty Limited) (ACN 000 049 650).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower Agent under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Sections 3.01(b) or (d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) (d) any U.S. federal withholding Taxes imposed pursuant to FATCA, and (e) Taxes comprising or attributable to VAT (which shall, for the avoidance of doubt, be dealt with pursuant to SECTION 3.01(h)).
“Existing Credit Agreement” means that certain Credit and Guaranty Agreement dated as of December 21, 2021 among the Initial Borrowers, the Initial Parent, the Initial Guarantors, HSBC Bank USA, National Association, as administrative agent, Bank of America, N.A., HSBC Continental Europe and Wells Fargo Bank, National Association, as the L/C Issuers, HSBC Continental Europe, as the swing line lender, and the lenders from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Existing Credit Agreement Covenants” means those certain covenants contained in Articles VI and VII of the Existing Credit Agreement (including, without limitation, any financial covenants and other terms set forth therein).

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“Existing Credit Agreement Events of Default” means those certain events of default contained in Section 8.01 of the Existing Credit Agreement.
“Facility” means the Commitments and the extensions of credit made in respect thereof by the Lenders.
“Facility Office” means the office or offices notified by a Lender to the Administrative Agent in writing on or before the date it becomes a Lender (or following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation adopted pursuant to such published intergovernmental agreements.
“FCPA” has the meaning specified in Section 5.13.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Floor” means 0.00%.
“Foreign Lender” means (a) if the relevant Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the relevant Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

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“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; provided, for the avoidance of doubt, that any obligations that are not or would not be characterized as Capitalized Lease Obligations under GAAP as in effect on December 31, 2017 shall not be reclassified as Capitalized Lease Obligations and additional liabilities associated with such obligations shall not be classified as Indebtedness as a result of any changes in interpretive releases or literature regarding GAAP or any requirements by the independent auditors of Parent.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank).
“Group” means the Consolidated Group and any Unrestricted Subsidiary.
“Group Adjusted EBITDA” means, for any period, for the Group, (1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of: (a) Group Net Income; (b) Group Interest Expense; (c) Group Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); (d) Group Depreciation and Amortization Expense; (e) Group Non-cash Charges; less (2) non-cash items increasing Group Net Income for such period, other than (a) the accrual of revenue consistent with past practice, and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Group Non-cash Charges; provided, that the calculation of Group Adjusted EBITDA shall exclude any Excluded Amounts to the extent such exclusion is not already reflected in the component definitions of the calculation of Group Adjusted EBITDA. In addition:
(1) there shall be included in determining Group Adjusted EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property business or asset, acquired by any member of the Group during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any Acquired Entity or Business, and the Acquired EBITDA of any Converted Restricted Subsidiary, in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and

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(2) there shall be excluded in determining Group Adjusted EBITDA for any period the Disposed EBITDA of any Person, property, business or asset, sold, transferred or otherwise disposed of by any member of the Group to the extent not subsequently reacquired, in each case, during such period (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Converted Unrestricted Subsidiary, in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such Disposition) determined on a historical pro forma basis.
“Group Depreciation and Amortization Expense” means with respect to the Group for any period, the total amount of depreciation and amortization expense, including amortization of deferred financing fees, of the Group for such period on a consolidated basis and otherwise in accordance with GAAP.
“Group Income Tax Expense” means, for any period, the provision for federal, state, local and foreign income, franchise, excise, value added and similar taxes based on income, profit, revenue or capital (including any interest and penalties related thereto) of the Group for such period as determined on a consolidated basis in accordance with GAAP.
“Group Interest Expense” means, for any period, the interest expense of the Group for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, capitalized interest, net payments, if any, pursuant to interest rate related Hedging Obligations and imputed interest with respect to Attributable Indebtedness but excluding write offs associated with the amendment and restatement or repayment of Indebtedness and excluding, to the extent otherwise included therein, any Excluded Amounts).
“Group Net Income” means, for any period, the consolidated Net Income (or loss) of the Group for such period as determined in accordance with GAAP.
“Group Non-cash Charges” means, with respect to the Group for any period, the aggregate noncash expenses of the Group (including without limitation any minority interest) reducing Group Net Income for such period, determined on a consolidated basis in accordance with GAAP.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable

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amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantee Trust Deed” means the deed entitled “Guarantee Trust Deed” dated 19 December 2006 between the Initial Parent (then known as James Hardie Industries N.V.) and AET Structured Finance Services Pty Limited.
“Guaranteed Party” means the Administrative Agent, the Lenders, each Cash Management Bank, each Hedge Bank, each Indemnitee and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.
“Guarantors” means, collectively, Holdings and JHT, and each additional Guarantor designated pursuant to Section 6.12 and, except with respect to its own obligations, each of the Borrowers.
“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent, the Lenders and the other Guaranteed Parties, in Article X of this Agreement.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Agreement” means any agreement evidencing Hedging Obligations entered into by and between any Loan Party and any Hedge Bank.
“Hedge Bank” means any Person in its capacity as a party to a Hedge Agreement that, (a) at the time it enters into a Hedge Agreement required by or not prohibited under Articles VI or VII, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Hedge Agreement required by or not prohibited under Articles VI or VII, in each case, in its capacity as a party to such Hedge Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender).
“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices or availability, either generally or under specific contingencies, and including both physical and financial settlement transactions.

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“Holding Company” means any Person who does not conduct any material operations or own directly any material assets other than the Equity Interests or Indebtedness of any other Person.
“Holdings” means Initial Holdings or its Replacement Entity.
“Indebtedness” of any Person at any date means, without duplication:
(a) all liabilities, contingent or otherwise, of such Person for borrowed money;
(b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(c) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;
(d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and except obligations to pay a contingent purchase price as long as such obligation remains contingent;
(e) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person (but excluding any accrued but unpaid dividends);
(f) all Capitalized Lease Obligations of such Person;
(g) all Indebtedness of others secured by a security interest on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
(h) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of (i) the Consolidated Group that is guaranteed by any Consolidated Group member shall only be counted once in the calculation of the amount of Indebtedness of the Consolidated Group on a consolidated basis and (ii) Holdings or the Restricted Subsidiaries that is guaranteed by Holdings or a Restricted Subsidiary shall only be counted once in the calculation of the amount of Indebtedness of Holdings and the Restricted Subsidiaries on a consolidated basis; and
(i) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (g), the lesser of (a) the fair market value (as determined in good faith by Holdings) of any asset subject to a security interest securing the Indebtedness of others on the date that the security interest attaches and (b) the amount of the Indebtedness secured. For purposes of clause (e), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Agreement. For the avoidance of doubt, the obligations and liabilities in respect to AICF Payments do not constitute Indebtedness.

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“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 11.04(b).
“Indenture” means (a) initially, that certain Indenture dated as of October 4, 2018 in respect of the 3.625% Senior Notes due 2026 or (b) at any time after which the Indenture referred to in the foregoing clause (a) ceases to be in effect or is terminated for any reason (including as a result of the redemption of the notes issued under such Indenture or otherwise), that certain Indenture dated as of December 13, 2017, in respect of the 5.00% Senior Notes due 2028, and, to the extent any Loan Party shall have issued any notes in the public markets or under Rule 144A under any new indentures after the date hereof, “Indenture” shall refer to the indenture under which any Loan Party shall have most recently issued any such notes on or prior to any relevant determination date that references the term “Indenture” herein.
“Information” has the meaning specified in Section 11.07.
“Initial Borrower Agent” has the meaning specified in the introductory paragraph hereto.
“Initial Borrowers” has the meaning specified in the introductory paragraph hereto.
“Initial Holdings” has the meaning specified in the introductory paragraph hereto.
“Initial Parent” has the meaning specified in the introductory paragraph hereto.
“Intellectual Property” means (a) any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; (b) any interest in any of them; and (c) the benefit of all applications and rights.
“Intercreditor Deed” means the deed so entitled dated 19 December 2006 between the State of New South Wales, the Initial Parent (then known as James Hardie Industries N.V.), Asbestos Injuries Compensation Fund Limited in its capacity as trustee for the Charitable Fund and AET Structured Finance Services Pty Limited as amended by the letter dated 19 December 2006 between the same parties.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

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“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the applicable Borrower in its Loan Notice; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Maturity Date.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.
For purposes of the definition of Unrestricted Subsidiary and Section 7.06, (a) “Investments” shall include the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by Holdings; and (c) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after the Closing Date ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by Holdings in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by Holdings and the Restricted Subsidiaries immediately after such transfer.
“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary.
“Ireland” means Ireland, exclusive of Northern Ireland, and “Irish” shall be construed accordingly.

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“Irish Borrower” means, for so long as it is a Borrower under this Agreement, JHIFDAC and each other Borrower organized under the laws of Ireland.
“Irish Companies Act” means the Companies Act 2014 of Ireland, as amended.
“Irish Loan Party” means a Borrower or a Guarantor incorporated under the laws of Ireland.
“Irish Guarantor” means a Guarantor incorporated or existing under the laws of Ireland.
“Irish Qualifying Lender” means a Lender, or Participant as applicable, which is beneficially entitled to interest payable to that Lender, or Participant as applicable, in respect of an advance under a Loan Document and:
(a)     which is a bank within the meaning of section 246(1) of the TCA which is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3) of the TCA; or
(b)     which is a body corporate:
(i)     which, by virtue of the law of a Relevant Territory is resident in the Relevant Territory for the purposes of tax and that Relevant Territory imposes a tax that generally applies to interest receivable in that Relevant Territory by bodies corporate from sources outside that Relevant Territory; or
(ii)     which is in receipt of interest under a Loan Document which:
(x) is exempted from the charge to Irish income tax pursuant to a Treaty between Ireland the country in which the Lender or Participant is resident for tax purposes that is in force on the date the relevant interest is paid; or
(y) would be exempted from the charge to Irish income tax under a Treaty entered into between Ireland and the country in which the Lender or Participant is resident for tax purposes signed on or before the date on which the relevant interest is paid but not in force on that date, assuming that treaty had the force of law on that date by virtue of s.826(1) of the TCA;
provided that, in the case of both (i) and (ii) above, such body corporate does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency; or
(c)     in the case only where an Irish Borrower is a qualifying company within the meaning of Section 110 of the TCA, which is a person which by virtue of the law of a Relevant Territory is resident in a Relevant Territory for the purposes of tax provided that, where such person is a company, such person does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland; or

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(d)     which is a U.S. corporation that is incorporated under the laws of the United States, any State thereof or the District of Columbia and is taxed in the United States on its worldwide income, provided that such U.S. corporation does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency; or
(e)     which is a U.S. LLC, where the ultimate recipients of the interest payable to that LLC satisfy the requirements set out in (b) or (d) above and the business conducted through the LLC is so structured for non-tax commercial reasons and not for tax avoidance purposes, provided that such LLC (or the ultimate recipients of the interest) does not provide its commitment in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or
(f)     which is a body corporate:
(i)     which advances money in the ordinary course of a trade which includes the lending of money;
(ii)     in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of that body corporate;
(iii)     which has complied with the notification requirements set out in Section 246(5)(a) of the TCA; and
(iv)     whose Facility Office is located in Ireland; or
(g)     which is a qualifying company (within the meaning of section 110 of the TCA); or
(h)     which is an investment undertaking (within the meaning of Section 739B of the TCA); or
(i)     which is an exempted approved scheme within the meaning of section 774 of the TCA; or
(j)     which is a Treaty Lender.
“IRS” means the United States Internal Revenue Service.
“JHBP” has the meaning specified in the introductory paragraph hereto.
“JHIFDAC” has the meaning specified in the introductory paragraph hereto.
“JH Insurance” means James Hardie Insurance Ltd, a company incorporated in Guernsey.
“JHT” has the meaning specified in the introductory paragraph hereto (and shall include, for the avoidance of doubt, any successor Person).

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“Judgment Currency” has the meaning specified in Section 11.19.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns.
“Lending Office” means, as to the Administrative Agent or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrowers and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an advance made by any Lender under the Facility.
“Loan Documents” means, collectively, this Agreement, each Note, the Engagement Letter, and all other certificates, agreements, documents and instruments executed and delivered, in each case, by or on behalf of any Loan Party pursuant to the foregoing and any amendments, modifications or supplements thereto or to any other Loan Document or waivers hereof or to any other Loan Document; provided, however, that for purposes of Section 11.01, “Loan Documents” shall mean this Agreement.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower Agent.
“Loan Parties” means, collectively, the Borrowers and each Guarantor.
“Material Acquisition” means any acquisition in respect of which acquisition consideration is equal to or exceeds $100.0 million in the aggregate.

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“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, properties, liabilities (actual or contingent), or financial condition of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.
“Maturity Date” means October 27, 2028; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Rate” has the meaning specified in Section 11.09.
“MFN Terms” has the meaning as specified in Section 2.14.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition or any Involuntary Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition.
“Net Income” means, for any period, the consolidated net income (or loss) of any Person and its applicable consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:
(1) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto);
(2) the portion of net income of any Persons allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Persons;

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(3) gains or losses in respect of any sales of capital stock or asset sales outside the ordinary course of business (including in a Sale and Leaseback Transaction) by such Person;
(4) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;
(5) any fees, expenses and other costs incurred or paid (and write offs recorded) in connection with this Agreement or other Indebtedness;
(6) nonrecurring or unusual gains or losses;
(7) the net after tax effects of adjustments in the inventory, property and equipment, goodwill and intangible assets line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting or the amortization or write off of any amounts thereof;
(8) any fees and expenses incurred (and write offs recorded) during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset sale, issuance or repayment or amendment or restatement of indebtedness, issuance of stock, stock options or other equity based awards, refinancing transaction or amendment or modification of any debt instrument (including without limitation any such transaction undertaken but not completed);
(9) any gain or loss recorded in connection with the designation of a discontinued operation (exclusive of its operating income or loss);
(10) any non-cash compensation or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity based awards;
(11) any expenses or charges (including any break costs, redemption premium, make whole payments, liquidated damages or other penalties) related to any Equity Offering, Disposition, merger, amalgamation, consolidation, arrangement, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Agreement (including an exchange or refinancing thereof or amendment or modification of any debt instrument or issuance of stock) (whether or not successful);
(12) any non-cash impairment, restructuring or special charge or asset write off or write down, and the amortization or write off of intangibles;
(13) Excluded Amounts; and

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(14) any swap break or reset costs incurred and paid as part of any termination of any Hedging Obligations.
“New Loan Parties” and “New Loan Party” have the meanings specified in the definition of “Permitted Reorganization”.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note made by the Borrowers in favor of a Lender evidencing Loans made by such Lender, substantially in form of Exhibit C.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.
“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan and all obligations under Cash Management Agreements and all Hedging Obligations and (b) all reasonable and documented costs and expenses incurred by the Agent or any Lender in connection with enforcement and collection of the foregoing and payable pursuant to Section 11.04 hereof, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction including, in the case of, the Initial Parent a certificate to commence trading issued under section 1010 of the Irish Companies Act); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.
“Parent” means the Initial Parent and, following any transaction involving a Permitted Parent or Permitted Person, shall instead mean such Permitted Parent or Permitted Person, as the case may be.
“Pari Passu Indebtedness” means any Indebtedness of the Borrower or any Guarantor that ranks pari passu in right of payment with the Loans or the Guaranty (without giving effect to collateral arrangements).
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.
“Performing Subsidiary” means any Subsidiary of Parent primarily liable to make funding payments to AICF under the AFFA; it being understood that the Performing Subsidiary, as of the Closing Date, is James Hardie 117 Pty Limited.
“Permitted Acquisition” means an Acquisition by a Loan Party (the Person or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Borrowers and their Subsidiaries pursuant to the terms of this Agreement, in each case so long as:

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(a)    no Default shall then exist or would exist after giving effect thereto;
(b)    the Administrative Agent and the Lenders shall have received not less than thirty (30) days prior to the consummation of any such Acquisition (i) a description of the material terms of such Acquisition, (ii) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date, (iii) consolidated projected income statements of the Borrowers and their Subsidiaries (giving effect to such Acquisition), and (iv) not less than five (5) Business Days prior to the consummation of any Permitted Acquisition, a Permitted Acquisition Certificate, executed by a Responsible Officer of the Borrower Agent certifying that such Permitted Acquisition complies with the requirements of this Agreement;
(c)    the Target is engaged in the same or a similar line of business as the Borrowers and the other Loan Parties or business reasonably related, complementary or ancillary thereto or a logical extension thereof;
(d)    the Target shall have earnings before interest, taxes, depreciation and amortization for the four (4) fiscal quarter period prior to the acquisition date in an amount greater than $0;
(e)    such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the Target; and
(f)    immediately before and after giving effect to such Acquisition, Holdings’ Consolidated Net Leverage Ratio on a pro forma basis will not exceed a level of 0.25:1.00 below the maximum Consolidated Net Leverage Ratio as then permitted under Section 7.11(b), as certified by a Responsible Officer in the related Permitted Acquisition Certificate.
“Permitted Acquisition Certificate” means a certificate substantially the form of Exhibit G or any other form approved by the Administrative Agent.
“Permitted Liens” means:
(1) Liens securing Indebtedness permitted by Section 7.03(d) and secured on property acquired, constructed, developed or improved after the Closing Date by Holdings or a Restricted Subsidiary and created prior to or contemporaneously with, or within 180 days after such acquisition, construction, development or improvement;
(2) Liens on property at the time of acquisition which secure obligations assumed by Holdings or a Restricted Subsidiary, or on the property or on the outstanding shares or indebtedness of a Person at the time it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings or a Restricted Subsidiary, or on properties of a Person acquired by Holdings or a Restricted Subsidiary as an entirety or substantially as an entirety; provided that such Liens were not created in contemplation of such acquisition and may not extend to any other property of Holdings or Restricted Subsidiary other than proceeds and products of such property, shares or indebtedness and accessions thereto;

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(3) Liens arising from conditional sales agreements or title retention agreements with respect to property acquired by Holdings or any Restricted Subsidiary;
(4) Liens on accounts receivable and related assets of the types specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction, in an aggregate principal amount not to exceed, together with Indebtedness secured by Liens permitted by clause (26) below, the greater of (x) $300 million and (y) 15% of Consolidated Net Tangible Assets;
(5) Liens existing on the Closing Date and set forth on Schedule 7.01;
(6) any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or anybody created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;
(7) carriers’, warehousemen’s, mechanics’ and other statutory liens arising in the ordinary course of business (including construction of facilities) in respect of obligations that are not more than 90 days overdue or that are being contested in good faith;
(8) Liens for taxes, assessments or governmental charges that are not more than 90 days overdue or for taxes, assessments or governmental charges that are being contested in good faith;
(9) Liens (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed or does not give rise to an Event of Default;
(10) landlords’ liens on fixtures on premises leased in the ordinary course of business;
(11) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);
(12) Liens on assets of Holdings or any of its Restricted Subsidiaries in respect of Cash Management Agreements or Hedge Agreements;
(13) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair the use of said properties in the operation of the business of Holdings and its Restricted Subsidiaries;
(14) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

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(15) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;
(16) bankers’ liens and rights of setoff;
(17) Liens in cash, cash equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(18) Liens on specific items of inventory or other goods (and the proceeds thereof) of Holdings or a Restricted Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(19) grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;
(20) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);
(21) pledges and deposits made in the ordinary course of business to secure liability to insurance carriers;
(22) Liens to secure partial, progress, advance or other payments or any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Liens if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such property;
(23) Liens on the Capital Stock of any Unrestricted Subsidiary or joint venture which secures Indebtedness or other obligations of such Unrestricted Subsidiary or joint venture:
(24) Liens on the assets of any Restricted Subsidiary that is not a Guarantor and which secures Indebtedness or other obligations of such Restricted Subsidiary (or of another Restricted Subsidiary that is not a Guarantor) otherwise not prohibited by this Agreement;
(25) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (2), (4), (5) or (22) above or this clause (25); provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements thereof, accessions thereto and proceeds and products thereof) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1), (2), (4), (5) or (22) above at the time the original Lien became a Permitted Lien under the Indenture and in the case of this clause (25) at the time of refinancing, refunding, extending, renewing or replacing such Permitted Lien, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; or

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(26) other Liens securing Indebtedness, in an aggregate principal amount for Holdings and its Restricted Subsidiaries together with the amount of Attributable Indebtedness incurred in connection with Sale and Leaseback Transactions, not exceeding at the time such Lien is created or assumed, together with Indebtedness secured by Liens permitted by clause (4) above, the greater of (x) $300 million and (y) 15% of Consolidated Net Tangible Assets.
For purposes of determining compliance with Section 7.01, a Lien need not be permitted solely by one category of Permitted Lien but may be permitted in part under any combination thereof, and if a Permitted Lien (or any portion thereof) meets the criteria of more than one of the exceptions described in clauses (1) through (26) above, Holdings may, in its sole discretion, classify or reclassify the Permitted Lien (or any portion thereof) in any manner that complies with such covenant.
“Permitted Parent” has the meaning specified in the definition of “Change of Control”.
“Permitted Person” has the meaning specified in the definition of “Change of Control”.
“Permitted Reorganization” means any amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, consolidation, continuation, discontinuation, domestication, re-domestication, conversion or similar action (including, without limitation, pursuant to a dissolution, liquidation or winding up), or a sale, distribution or other disposition of all or substantially all of the assets (or any combination thereof), in each case, involving the assets of (including, as applicable, Equity Interests in), Initial Parent and its Subsidiaries, including any steps in a reorganization plan adopted in good faith by the Board of Directors of the Parent, whether or not such steps occur before, concurrently with or after other steps in such plan (a “Reorganization”) where:
(a) all of the assets of (including Equity Interests in) the relevant Subsidiary of the Consolidated Group (but excluding any Holding Companies) continue to be owned directly or indirectly by Initial Holdings (or its Replacement Entity) in the same or a greater percentage as prior to such Reorganization, except for:
(i) the Equity Interests in any Subsidiary of the Consolidated Group which has been reorganized with or into another Subsidiary of the Consolidated Group or which has otherwise ceased to exist as a result of such Reorganization; or
(ii) the assets (including Equity Interests in) Subsidiaries of the Consolidated Group which cease, in connection with such Reorganization, to be owned as a result of a transaction that otherwise is, or would be, permitted under this Agreement (but for the inclusion of this definition); and

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(b) immediately after giving effect to any Reorganization, including the release of any Guarantor or the addition of any Guarantor, the Borrowers and the Guarantors will own, directly or indirectly, all or substantially all of the assets (other than Equity Interests in any Holding Companies, but including all Equity Interests owned, directly or indirectly, by such Holding Companies in entities that are not Holding Companies) as they collectively owned before such Reorganization; provided that in connection with any release of the Guaranty of Initial Holdings, a direct or indirect Wholly Owned Subsidiary of the Parent, which shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of Ireland, Germany, the Netherlands, Belgium, Luxembourg, Bermuda, the United States or a state thereof, Australia or a state thereof or the United Kingdom (the “Replacement Entity”), provides a Guaranty substantially concurrently with such release and such Replacement Entity owns directly or indirectly 100% of the Equity Interests of the Restricted Subsidiaries (other than Equity Interests in any Holding Companies, but including all Equity Interests owned, directly or indirectly, by such Holding Companies in entities that are not Holding Companies) immediately following the provision by the Replacement Entity of such Guaranty;
provided, however, that such Reorganization shall be subject to the delivery by each Replacement Entity and each new Loan Party formed or acquired as part of such Reorganization of the information described in Section 6.12(c) and a certificate signed by a Responsible Officer dated the date of the consummation of the Reorganization certifying that the representations and warranties contained in Article V and each other Loan Document are true and correct in all material respects on and as of such date (provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects) except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date).

“Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of property to the Borrower or any Subsidiary; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof; (d) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries; (e) the sale or disposition of Cash Equivalents for fair market value; and (f) Dispositions and Involuntary Dispositions of the Loan Parties or any Subsidiary related to the announced cancellation of the plans to build a greenfield site in Turganina, Australia.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” has the meaning specified in Section 6.02.
"Pro Forma Determination” has the meaning specified in the definition of “Consolidated Adjusted EBITDA”.
“Pro Forma Entity” means any Acquired Entity or Business, any Sold Entity or Business, any Converted Restricted Subsidiary or any Converted Unrestricted Subsidiary.

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“Public Lender” has the meaning specified in Section 6.02.
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of Holdings.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by Holdings or any of its Restricted Subsidiaries pursuant to which Holdings or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:
(1) a Receivables Entity (in the case of a transfer by Holdings or any of its Restricted Subsidiaries), or
(2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms in all material respects at the time of such transaction (as determined in good faith by Holdings). The grant of a security interest in any accounts receivable of Holdings or any of its Restricted Subsidiaries to secure Indebtedness under Credit Facilities (as defined in the Indenture) shall not be deemed a Qualified Receivables Transaction.
“Qualifying Subsidiary” means any Subsidiary which, by itself or when aggregated with one or more other Qualifying Subsidiaries, has a QS Adjusted EBITDA in an amount sufficient that when added to the Consolidated Adjusted EBITDA the Consolidated Adjusted EBITDA then equals at least 70% of the Group Adjusted EBITDA.
“QS Adjusted EBITDA” means, for any period, for the applicable Qualifying Subsidiary, (1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of: (a) QS Net Income; (b) QS Interest Expense; (c) QS Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); (d) QS Depreciation and Amortization Expense; (e) QS Non-cash Charges; less (2) non-cash items increasing QS Net Income for such period, other than (a) the accrual of revenue consistent with past practice, and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of QS Non-cash Charges; provided, that the calculation of QS Adjusted EBITDA shall exclude any Excluded Amounts to the extent such exclusion is not already reflected in the component definitions of the calculation of QS Adjusted EBITDA. In addition:

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(1) there shall be included in determining QS Adjusted EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property business or asset, acquired by the applicable Qualifying Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any Acquired Entity or Business, and the Acquired EBITDA of any Converted Restricted Subsidiary, in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and
(2) there shall be excluded in determining QS Adjusted EBITDA for any period the Disposed EBITDA of any Person, property, business or asset, sold, transferred or otherwise disposed of by the applicable Qualifying Subsidiary to the extent not subsequently reacquired, in each case, during such period (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Converted Unrestricted Subsidiary, in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such Disposition) determined on a historical pro forma basis.
“QS Depreciation and Amortization Expense” means with respect to any Qualifying Subsidiary for any period, the total amount of depreciation and amortization expense, including amortization of deferred financing fees, of the Qualifying Subsidiary for such period on a consolidated basis and otherwise in accordance with GAAP.
“QS Income Tax Expense” means, for any period, the provision for federal, state, local and foreign income, franchise, excise, value added and similar taxes based on income, profit, revenue or capital (including any interest and penalties related thereto) of any Qualifying Subsidiary for such period in accordance with GAAP.
“QS Interest Expense” means, for any period, the interest expense of any Qualifying Subsidiary for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, capitalized interest, net payments, if any, pursuant to interest rate related Hedging Obligations and imputed interest with respect to Attributable Indebtedness but excluding write offs associated with the amendment and restatement or repayment of indebtedness and excluding, to the extent otherwise included therein, any Excluded Amounts).
“QS Net Income” means, for any period, the consolidated Net Income (or loss) of the Qualifying Subsidiary for such period.
“QS Non-cash Charges” means, with respect to any Qualifying Subsidiary for any period, the aggregate noncash expenses of such Qualifying Subsidiary (including without limitation any minority interest) reducing GS Net Income for such period, determined on a consolidated basis in accordance with GAAP.

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“Receivables Entity” means (a) a wholly-owned Subsidiary of Holdings that is designated by the Board of Directors of Holdings (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with Holdings, which Person engages in the business of the financing of accounts receivable, and in the case of either clause (a) or (b):
(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:
(A) is Guaranteed by Holdings or any Restricted Subsidiary of Holdings (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),
(B) is recourse to or obligates Holdings or any Restricted Subsidiary of Holdings in any way (other than pursuant to Standard Securitization Undertakings), or
(C) subjects any asset of Holdings or any Restricted Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);
(2) the entity is not an Affiliate of Holdings or is an entity with which neither Holdings nor any Restricted Subsidiary of Holdings has any material contract, agreement, arrangement or understanding other than on terms that Holdings reasonably believes to be no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings; and
(3) is an entity to which neither Holdings nor any Restricted Subsidiary of Holdings has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of Holdings shall be evidenced to the Administrative Agent by providing to the Administrative Agent a certified copy of the resolution of the Board of Directors of Holdings giving effect to such designation and a certificate signed by a Responsible Officer certifying that such designation complied with the foregoing conditions.
“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document.
“Register” has the meaning specified in Section 11.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

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“Relevant Territory” means (i) a member state of the European Communities (other than Ireland); or (ii) to the extent not a member state of the European Communities, a jurisdiction with which Ireland has a Treaty in force by virtue of section 826(1) of the TCA or (iii) not being a territory referred to in (i) or (ii) above, a country with which Ireland has signed such a Treaty which will have the force of law on completion of the procedures set out in section 826(1) of the TCA.
“Reorganization” has the meaning specified in the definition of “Permitted Reorganization”.
“Replacement Entity” has the meaning specified in the definition of “Permitted Reorganization”.
“Request for Credit Extension” means with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders at such time; provided that at any time there is more than one Lender, at least two Lenders must constitute Required Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, director or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.
“Restricted Payment” means any of the following:
(a) the declaration or payment of any dividend or any other distribution on Equity Interests of Holdings or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of Holdings, including, without limitation, any payment in connection with any merger or consolidation involving Holdings but excluding dividends or distributions payable solely in Qualified Equity Interests of Holdings or through accretion or accumulation of such dividends on such Equity Interests;

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(b) the redemption of any Equity Interests of Holdings, including, without limitation, any payment in connection with any merger or consolidation involving Holdings; or
(c) any Investment in an Unrestricted Subsidiary.
“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Holdings that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.
“Revenue Commissioners” means the Revenue Commissioners of Ireland.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Sanctions” has the meaning specified in Section 5.12.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Securities Act” means the Securities Act of 1933, as amended.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“SOFR Successor Rate” has the meaning specified in Section 3.03(b).
“SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(iii).
“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated Adjusted EBITDA”, “Group Adjusted EBITDA” or “QS Adjusted EBITDA”, as applicable.

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“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.12).
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings or any Restricted Subsidiary of Holdings that, taken as a whole, are customary in an accounts receivable transaction (as determined in good faith by Holdings).
“Subsidiary” of a Person means a corporation, association, partnership, limited liability company or other entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly by such Person or by one or more other Subsidiaries of such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Tax Deduction” means a deduction or withholding for or on account of Irish Tax from a payment under a Loan Document, other than a FATCA deduction.

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“TCA” means the Taxes Consolidation Act 1997 of Ireland.
“Term SOFR” means,
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a Term SOFR Loan, a percentage per annum equal to 0.10% for any applicable tenor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (z) of the definition of “Base Rate”.

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“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Threshold Amount” means $75,000,000.
“Total Credit Exposure” means, as to any Lender at any time, the Outstanding Amount of all Loans of such Lender at such time
“Treaty” has the meaning given to it within the definition of “Treaty State”
“Treaty Lender” means a Lender, or Participant as applicable, (other than a Lender falling within paragraph (b), (c), (d) or (e) of the definition of Irish Qualifying Lender) which:
(i)    is treated as a resident of a Treaty State for the purposes of the Treaty; and
(ii)    does not carry on a business in Ireland through a permanent establishment with which that Lender’s, or Participant’s as applicable, participation in the Loan is effectively connected; and
(iii)    fulfils any other conditions which must be fulfilled under the relevant Treaty for residents of that Treaty State to obtain exemption from Irish tax on interest, subject to provision of the relevant self-certification form, or, where the self-certification procedure does not apply, completion of any necessary procedural formalities.
“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with Ireland which has the force of law and which makes provision for full exemption from tax imposed by Ireland on interest.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.
“United States” and “U.S.” mean the United States of America.
“UK Bribery Act” has the meaning specified in Section 5.13.
“UK CRD IV” means:
(a)    Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the Withdrawal Act);
(b)    the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and
direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020)

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implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unrestricted Subsidiary” means (a) James Hardie 117 Pty Ltd (unless, such Person has been designated as a Restricted Subsidiary after the Closing Date as provided below) and (b) any other Subsidiary of Holdings other than the Borrowers that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of Holdings after the Closing Date, as provided below) and (c) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Holdings may designate any Subsidiary of Holdings (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary after the Closing Date unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any lien on, any property of, Holdings or any Restricted Subsidiary of Holdings (other than any Subsidiary of the Subsidiary to be so designated), provided that (i) such designation complies with Section 6.12 and (ii) each of (1) the Subsidiary to be so designated and (2) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any Restricted Subsidiary. The Board of Directors of Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be notified by Holdings to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the board resolution giving effect to such designation and a Responsible Officer’s certificate certifying that such designation complied with the foregoing provisions. For the avoidance of doubt, Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.

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“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code (or an entity disregarded as separate entity with respect to such a Person for U.S. federal income tax purposes).
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(3).
“VAT” means:
(a)    any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(b)    any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) above, or imposed elsewhere.
“VAT Group” means a group or unity or fiscal unity for VAT purposes within the meaning of section 15 of VATCA, and otherwise as applicable a group or unity or fiscal unity for VAT purposes under any applicable law implementing Article 11 of Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112).
“VATCA” means the Value-Added Tax Consolidation Act 2010 of Ireland.
“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

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“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any and all references to “Borrower” regardless of whether preceded by the term “a”, “any”, “each of”, “all”, “and/or”, or any other similar term shall be deemed to refer, as the context requires, to each and every (and/or any, one or all) parties constituting a Borrower, individually and/or in the aggregate.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

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(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity.
SECTION 1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded, and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any election by the Borrower to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825–10–25 (formerly known as FASB 159) or any similar accounting standard).
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

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SECTION 1.04    Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.05    Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term SOFR” or with respect to any comparable or successor rate thereto.
SECTION 1.06    [Reserved].
SECTION 1.07    Pro Forma and Other Calculations.
(a)    Notwithstanding anything to the contrary herein, financial ratios and tests (including measurements of Consolidated Adjusted EBITDA, Group Adjusted EBITDA and QS Adjusted EBITDA), including the Consolidated Interest Coverage Ratio and Consolidated Net Leverage Ratio, shall be calculated in the manner prescribed by this Section 1.07; provided that, notwithstanding anything to the contrary in this Section 1.07, when calculating the Consolidated Interest Coverage Ratio and Consolidated Net Leverage Ratio for purposes of Section 7.11, the events described in this Section 1.07 that occurred subsequent to the end of the applicable four fiscal quarter test period (other than as specifically described in the definition of Consolidated Adjusted EBITDA) shall not be given pro forma effect. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis or requires pro forma compliance, the reference to “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements have been delivered under Section 6.01.
(b)    For purposes of calculating any financial ratio or test (including Consolidated Adjusted EBITDA, Group Adjusted EBITDA and QS Adjusted EBITDA), any acquisition and disposition that shall have occurred since the first day of any twelve month period which Consolidated Adjusted EBITDA, Group Adjusted EBITDA or QS Adjusted EBITDA is being calculated, such calculation shall give pro forma effect to such disposition or acquisition including, for the avoidance of doubt, any Indebtedness incurred in connection with such disposition or acquisition.
(c)    In the event that any Consolidated Group member incurs, redeems, retires, defeases or extinguishes any Indebtedness (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the Consolidated Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Net Leverage Ratio is made, then the Consolidated Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Indebtedness as if the same had occurred at the beginning of the applicable four quarter period.

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(d)    Notwithstanding anything to the contrary set forth in the definition of Consolidated Adjusted EBITDA, Group Adjusted EBITDA and QS Adjusted EBITDA (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to any acquisition, disposition or incurrence, redemption, retirement, defeasance or extinguishment of Indebtedness as if the same had occurred at the beginning of the applicable four quarter period, the pro forma calculations shall be determined in good faith by a responsible officer of the Parent or Holdings.
SECTION 1.08    Sanctions. Provisions of this Agreement relating to Sanctions, such as Section 5.12 and Section 7.12 are only applicable to the extent that agreement on them does not result in a violation of, a conflict with or liability under Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in connection with the German Foreign Trade Act (Außenwirtschaftsgesetz)), EU Regulation (EC) 2271/96 or any similar applicable anti-boycott law, regulation or statute in force from time to time.
SECTION 1.09    Most Favored Nation Provision. Notwithstanding anything to the contrary contained in this Agreement, if any Existing Credit Agreement Covenants or Existing Credit Agreement Events of Default (the “MFN Terms”)), as may be amended, supplemented, amended or restated, modified or refinanced from time to time, are more restrictive than, or not comparable to, the covenants set forth in Articles VI and VII or the Events of Default set forth in Section 8.01 hereunder, as applicable, then such MFN Term(s) shall also be deemed to be incorporated to this Agreement for the benefit of the then outstanding Loans hereunder without any further action or consent required from any party hereto. The Borrower Agent shall give prompt written notice to the Administrative Agent of the effectiveness of any amendment, supplement, amendment or restatement, modification or refinancing of the Existing Credit Agreement affecting the MFN Terms, providing to the Administrative Agent true and complete copies thereof, and shall execute any and all further documents and agreements, including amendments hereto, and take all such further actions as shall be reasonably requested by the Administrative Agent to give effect to the provisions of this paragraph. Failure by any Borrower or any Subsidiary to observe or perform any such incorporated covenant shall constitute an Event of Default under clauses (b) or (c) of Section 8.01, after giving due consideration to all applicable grace and cure periods thereunder and under the Existing Credit Agreement (in each case, as applicable).
        SECTION 1.10    Irish Terms
(a)    “Dissolution” of an Irish Loan Party includes such entity being struck off the Register of Companies in Ireland.
(b)    An “examiner” means an examiner (including any interim examiner) appointed under section 509 of the Irish Companies Act and “examinership” shall be construed accordingly.
(c)    A “process advisor” means a person appointed or acting as a process advisor within the meaning of section 558A(1) of the Irish Companies Act.

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(d)    A “rescue process” means the rescue process for small and micro companies contemplated by Part 10A of the Irish Companies Act.
(e)    A person being unable to pay its debts (howsoever described in any Loan Document) includes that person being unable to pay its debts within the meaning of section 509(3) and section 570 of the Irish Companies Act.
(f)    Any references to Ireland exclude Northern Ireland.
(g)    A reference to an Irish Loan Party being “organized” under the laws of a jurisdiction shall include, as the context requires, a reference to that Irish Loan Party being incorporated or established under the laws of that jurisdiction
ARTICLE II.        THE COMMITMENTS AND CREDIT EXTENSIONS
SECTION 2.01    Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan to the Borrowers, in Dollars, on the Closing Date in an amount not to exceed such Lender’s Applicable Percentage of the Facility. The Borrowing shall consist of Loans made simultaneously by the Lenders in accordance with their respective Applicable Percentage of the Facility. Borrowings repaid or prepaid may not be reborrowed. Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
SECTION 2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which may be given by: (i) telephone or (ii) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to the requested date of any Borrowing of Term SOFR Loans, and (B) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in connection with any conversion or continuation of a Loan, if less, the entire principal thereof then outstanding). Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, in connection with any conversion or continuation of a Loan, if less, the entire principal thereof then outstanding). Each Loan Notice and each telephonic notice shall specify (I) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, (II) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (III) the principal amount of Loans to be borrowed, converted or continued, (IV) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (V) if applicable, the duration of the Interest Period with respect thereto. If the applicable Borrower fails to specify a Type of Loan in a Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

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(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate described in Section 2.02(a). In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower.
(c)    Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders.
(d)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.
(e)    After giving effect to all Term SOFR Loans and all continuations of Term SOFR Loans as the same Type, there shall not be more than ten Interest Periods in effect in respect of the Facility.
(f)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrowers, the Administrative Agent and such Lender.
(g)    In connection with the implementation of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.

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SECTION 2.03    [Reserved].
SECTION 2.04    [Reserved].
SECTION 2.05    Prepayments.
(a)    Optional.    The Borrowers may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty subject to Section 3.05; provided that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Term SOFR Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if a Term SOFR Loan is to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Loans pursuant to this Section 2.05(a) shall be applied to the remaining principal repayment installments thereof on a pro rata basis, including, without limitation, the final principal repayment installment on the Maturity Date. Subject to Section 2.16, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages.
(b)    Mandatory.
(i)    Dispositions and Involuntary Dispositions. The Borrowers shall prepay the Loans as hereinafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds received by any Loan Party or any Subsidiary from any Disposition (other than Permitted Transfers) or Involuntary Disposition that is in either case in excess of $25 million within ten (10) Business Days of the date of such Disposition or Involuntary Disposition; provided, however, that so long as no Default shall have occurred and be continuing, such Net Cash Proceeds shall not be required to be so applied at the election of the Borrowers (as notified by the Borrowers to the Administrative Agent on or prior to the date of such Disposition or Involuntary Disposition) to the extent such Loan Party or such Subsidiary reinvests all or any portion of such Net Cash Proceeds in like assets (but specifically excluding current assets as classified by GAAP) within one hundred and eighty (180) days after the receipt of such Net Cash Proceeds (or, to the extent such Net Cash Proceeds have been committed to be reinvested within 180 days of receipt thereof, actually reinvested within an additional 180 days thereafter); provided that, if such Net Cash Proceeds shall have not been so reinvested, such Net Cash Proceeds shall be immediately applied to prepay the Loans.

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(ii)    Equity Issuance. Within ten (10) Business Days of the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Equity Issuance, the Borrowers shall prepay the Loans as hereinafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds.
(iii)    Debt Issuance. Within ten (10) Business Days of the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrowers shall prepay the Loans as hereinafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds.
(iv)    Application of Payments. Each prepayment of Loans pursuant to the foregoing provisions of clauses (i) through (iii) of this Section 2.05(b) shall be applied to the remaining principal repayment installments of the Term Loan on a pro rata basis, including, without limitation, the final principal repayment installment on the Maturity Date. Such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages.
(v)    Change of Control. Upon the 90th day after the occurrence of a Change of Control, the Borrowers shall prepay the Loans in an amount equal to the aggregate principal amount of all Loans outstanding on such date.
Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to Term SOFR Loans. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
SECTION 2.06    Termination of Commitments. The aggregate Commitments shall be automatically and permanently reduced to zero on the date of the Borrowing.
SECTION 2.07    Repayment of Loans(a)    . The Borrowers shall jointly and severally repay to the Lenders the aggregate principal amount of all Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02;

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Payment Dates	Principal Repayment Installments
January 27, 2024	$1,875,000
April 27, 2024	$1,875,000
July 27, 2024	$1,875,000
October 27, 2024	$1,875,000
January 27, 2025	$1,875,000
April 27, 2025	$1,875,000
July 27, 2025	$1,875,000
October 27, 2025	$1,875,000
January 27, 2026	$3,750,000
April 27, 2026	$3,750,000
July 27, 2026	$3,750,000
October 27, 2026	$3,750,000
January 27, 2027	$3,750,000
April 27, 2027	$3,750,000
July 27, 2027	$3,750,000
October 27, 2027	$3,750,000
January 27, 2028	$3,750,000
April 27, 2028	$3,750,000
July 27, 2028	$3,750,000

provided, however, that (i) the final principal repayment installment of the Loans shall be repaid on the Maturity Date for the Facility and in any event shall be in an amount equal to the aggregate principal amount of all Loans outstanding on such date, and (ii) if any principal repayment installment to be made by the Borrowers shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
SECTION 2.08    Interest.
(a)    Subject to the provisions of Section 2.08(b), (i) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (ii) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Term SOFR for such Interest Period plus the Applicable Rate. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.
(b)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

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(i)    If any amount (other than principal of any Loan) payable by a Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(ii)    Upon the request of the Required Lenders, while any Event of Default exists (including a payment default) all outstanding Obligations may accrue at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
SECTION 2.09    Fees.
(a)    [Reserved].
(b)    Other Fees. The Borrowers shall pay to the Administrative Agent and the Arranger for its own account, fees in the amounts and at the times specified in the Engagement Letter. The Borrowers shall also pay to the Arranger for the account of each Lender, fees in the amounts and at the times specified in the Engagement Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
SECTION 2.10    Computation of Interest and Fees.
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest, including those with respect to Term SOFR Loans, shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
SECTION 2.11    Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive

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absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
SECTION 2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to Section 2.07 and as otherwise specifically provided for in this Agreement, if any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by a Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such

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Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) such Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

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(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(g)    Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the Lenders, each payment of fees under Section 2.09 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrowers shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrowers shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.
SECTION 2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)    if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

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(ii)    the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
SECTION 2.14    [Reserved].
SECTION 2.15    [Reserved].
SECTION 2.16    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower Agent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by a Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender as directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments

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hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    Defaulting Lender Cure. If the Borrower Agent and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
SECTION 2.17    Designated Lenders(a)    . Each of the Administrative Agent and each Lender at its option may make any Credit Extension or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of such Borrower to repay any Credit Extension in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that designation of a Designated Lender is for administrative convenience only and does not expand the scope of liabilities or obligations of any Lender or Designated Lender beyond those of the Lender designating such Person as a Designated Lender as provided in this Agreement.
SECTION 2.18    [Reserved].
SECTION 2.19    Appointment and Authorization of Borrower Agent.
(a)    JHBP (and each successor obligor to its obligations under this Agreement) hereby designates, appoints, authorizes and empowers JHIFDAC (and each successor obligor to its obligations under this Agreement) as its agent and hereby irrevocably authorizes and directs JHIFDAC to take such action on its behalf under the provisions of this Agreement and the other Loan Documents, and any other instruments, documents and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder, and such other powers as are reasonably incidental thereto, including, without limitation, to submit on behalf of JHBP (and each successor obligor to its obligations under this Agreement) Requests for Credit Extension in accordance with the provisions of this Agreement and each such document to be submitted by JHBP (and each successor obligor to its obligations under this Agreement) to the applicable recipient as soon as practicable after its receipt of a request to do so from JHBP (and each successor obligor to its obligations under this Agreement).

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(b)    JHIFDAC (and each successor obligor to its obligations under this Agreement) is further authorized and directed by JHBP (and each successor obligor to its obligations under this Agreement) to take all such actions on behalf of JHBP (and each successor obligor to its obligations under this Agreement) necessary to exercise the specific powers granted in Section 2.19(a) and to perform such other duties hereunder and under the other Loan Documents, and deliver such documents as delegated to or required of JHIFDAC (and each successor obligor to its obligations under this Agreement). The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Documents from JHIFDAC (and each successor obligor to its obligations under this Agreement) as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to JHBP (and each successor obligor to its obligations under this Agreement) hereunder to JHIFDAC (and each successor obligor to its obligations under this Agreement) on behalf of JHBP (and each successor obligor to its obligations under this Agreement). JHBP (and each successor obligor to its obligations under this Agreement) agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by JHIFDAC (and each successor obligor to its obligations under this Agreement) shall be deemed for all purposes to have been made by JHBP (and each successor obligor to its obligations under this Agreement) and shall be binding upon and enforceable against JHBP (and each successor obligor to its obligations under this Agreement) to the same extent as if the same had been made directly by JHBP (and each successor obligor to its obligations under this Agreement).
(c)    JHIFDAC (and each successor obligor to its obligations under this Agreement) may perform any of its duties hereunder or under any of the other Loan Documents by or through its agents or employees.
ARTICLE III.    TAXES, YIELD PROTECTION AND ILLEGALITY
SECTION 3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws. If any Applicable Laws (as determined in the good faith discretion of the Administrative Agent with consent of the Loan Parties, such consent not to be unreasonably withheld) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

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(ii)    If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent or an applicable Loan Party shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent or an applicable Loan Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse the Administrative Agent for the payment of, any Other Taxes.
(c)    Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Agent by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

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(ii)    Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt or other similar evidence issued or made available by such Governmental Authority evidencing such payment, a copy of any return required by applicable Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Agent and the Administrative Agent, at the time or times reasonably requested by the Borrower Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Agent or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Laws or reasonably requested by the Borrower Agent or the Administrative Agent as will enable the Borrower Agent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)    Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall, to the extent U.S. federal tax laws so allow, deliver to the Borrower Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

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(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower Agent or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Agent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Agent or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal inability to do so.
(iv)    Each Lender or Participant as applicable shall, on or before the date it becomes a party hereto, inform the Irish Borrower whether it is an Irish Qualifying Lender. Any such Lender shall also promptly notify the Borrower Agent if it subsequently ceases to be an Irish Qualifying Lender or subsequently becomes an Irish Qualifying Lender.

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(v)    If a Lender or Participant as applicable with respect to a Loan to an Irish Borrower fails to confirm that it is an Irish Qualifying Lender in accordance with Section 3.01(e)(iv) then such Lender or Participant as applicable shall be treated for purposes of this Agreement as if it was not an Irish Qualifying Lender until such time as it confirms that it is an Irish Qualifying Lender.
(vi)    Notwithstanding anything to the contrary in any Loan Document (but subject to the proviso in this Section 3.01(e)(vi)), no Irish Borrower shall be required to make an increased payment to a Lender under this Section 3.01 or any Loan Document for any Tax Deduction imposed under the laws of Ireland from a payment of interest by any Irish Borrower under a Loan Document if:
(A)    on the date on which the payment falls due the payment could have been made to the relevant Lender without a Tax Deduction if the Lender was an Irish Qualifying Lender but, on that date, the Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender under a Loan Document in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant tax authority, or
(B)    the relevant Lender is a Treaty Lender and the applicable Irish Borrower is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had the Treaty Lender complied with its obligations under Section 3.01(e)(viii); provided, however, that (1) if a Lender assigns or transfers any of its rights or obligations under the Loan Documents to an assignee Lender (or designates a new Lending Office), and at the date of such assignment or transfer (or designation of a new Lending Office) an Irish Borrower would be obliged to make an increased payment to such assignor Lender under Section 3.01(a), then such assignee Lender shall be entitled to receive increased payments under Section 3.01(a) from such Irish Borrower to the same extent such assignor Lender would have been entitled to if the assignment or transfer (or designation of new Lending Office) had not occurred and (2) the applicable Irish Borrower shall be required to make increased payments under Section 3.01(a) to a Lender that is an assignee pursuant to a request by the applicable Borrower under Section 3.06.
(vii)    Upon request from an Irish Borrower, each Lender or Participant as applicable with respect to a Loan to an Irish Borrower shall promptly provide such information as shall be reasonably requested to enable such Irish Borrower to verify that such Lender is an Irish Qualifying Lender and to comply with the provisions of sections 891A, 891E, 891F and 891G of the TCA (or any regulations made in respect of or in connection with such sections).

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(viii)    Each Lender that is a Treaty Lender shall, promptly after it becomes a Lender (i) deliver to each applicable Irish Borrower that makes a payment to which that Treaty Lender is entitled a certificate in the form prescribed by the Revenue Commissioners certifying that it is entitled to receive interest from the Irish Borrower without any Tax Deduction imposed under the laws of Ireland in accordance with the Treaty entered into between Ireland and that Lender’s country of residence (which, for the avoidance of doubt, shall be provided in advance of the first Interest Payment Date following the date upon which it becomes a Lender under this Agreement) and (ii) use all reasonable endeavors to ensure that all procedural formalities are completed, so that the Irish Borrower which makes a payment to which that Treaty Lender is entitled to make that payment without a Tax Deduction including, but not limited to, making and filing an appropriate application for relief under the relevant Treaty.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the applicable Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(h)    VAT:

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(i)    All amounts expressed to be payable under a Loan Document by any Party to a Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Recipient to any Party under a Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that Party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Recipient must promptly provide an appropriate VAT invoice to that Party).
(ii)    If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “Receiver”) under a Loan Document, and any Party other than the Receiver (the “Relevant Party”) is required by the terms of a Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Receiver in respect of that consideration):
(A)    (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Receiver must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Receiver receives from the relevant tax authority which the Receiver reasonably determines relates to the VAT chargeable on that supply; and
(B)    (where the Receiver is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Receiver, pay to the Receiver an amount equal to the VAT chargeable on that supply but only to the extent that the Receiver reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(iii)    Where a Loan Document requires any Party to reimburse or indemnify a Recipient for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv)    Any reference in this SECTION 3.01(h) to any Party shall, at any time when such Party is treated as a member of a VAT Group, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning, in Ireland, as the group member notified by the Revenue Commissioners in accordance with section 15(1)(a) VATCA as being the member responsible for complying with the provisions of that Act in respect of the VAT Group or the equivalent meaning under relevant VAT legislation where such legislation uses a term other than “representative member”).

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(i)    In relation to any supply made by a Recipient to any Party under a Loan Document, if reasonably requested by such Recipient, that Party must promptly provide such Recipient with details of that Party’s VAT registration (if applicable) and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply
SECTION 3.02    Illegality. (a) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon Term SOFR, or to purchase or sell, or to take deposits of, Dollars in the interbank market, then, upon notice thereof by such Lender to the Borrower Agent (through the Administrative Agent), (i) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower Agent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Term SOFR Loans or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), in each case, immediately, and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
(b)    If, in any applicable jurisdiction, the Administrative Agent, any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent or any Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund, hold a commitment or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Credit Extension to any Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Borrower Agent, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Credit Extension shall be suspended, and to the extent required by Applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Borrower Agent or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by Applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

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SECTION 3.03    Inability to Determine Rates; Benchmark Replacements.
(a)    If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to a Term SOFR or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no SOFR Successor Rate has been determined in accordance with Section 3.03(b) and the circumstances under clause (i) of Section 3.03(b), or the SOFR Scheduled Unavailability Date under clause (ii) of Section 3.03(b), has occurred with respect to Term SOFR for any requested Interest Period, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower Agent and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended in each case to the extent of the affected Term SOFR Loans or Interest Periods and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Borrowing of, continuation of or conversion to Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans and (ii) any outstanding Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) shall be deemed to have been converted to Base Rate Loans immediately.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in the immediately preceding clause (i) of this Section 3.03(a), the Administrative Agent, in consultation with the Borrower Agent and the Required Lenders, may establish an alternative interest rate for the affected Term SOFR Loans, in which case, such alternative rate of interest shall apply with respect to such affected Term SOFR Loans until (1) the Administrative Agent revokes the notice delivered with respect to such under the immediately preceding clause (i) of this Section 3.03(a), (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower Agent that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding such affected Term SOFR Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower Agent written notice thereof.

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(b)    Replacement of SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower Agent or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower Agent) that the Borrower Agent or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining Term SOFR because Term SOFR is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the Applicable Authority has made a public statement identifying a specific date after which Term SOFR shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease, provided, that, in each case, at the time of such statement, there is no successor administrator that is reasonably satisfactory to the Administrative Agent that will continue to provide Term SOFR on a representative basis (the date on which Term SOFR is no longer representative or available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);
(iii)    or if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then, the Administrative Agent and the Borrower Agent may select an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks (any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “SOFR Successor Rate”) and amend this Agreement solely for the purpose of replacing Term SOFR or any then current SOFR Successor Rate in accordance with this Section 3.03 with such SOFR Successor Rate, and any such amendment shall become effective at 5:00 p.m. on the fifth (5) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower Agent unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
(c)    [Reserved].

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(d)    Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Borrower Agent and each Lender of the implementation of the SOFR Successor Rate. The SOFR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, the SOFR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time the SOFR Successor Rate as so determined would otherwise be less than 0%, the SOFR Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.
(e)    Conforming Changes. In connection with the implementation of the SOFR Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
SECTION 3.04    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the relevant interbank market any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

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(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower Agent shall be conclusive absent manifest error. The Borrowers shall pay such Lender, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower; or
(c)    any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower Agent pursuant to Section 11.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
SECTION 3.06    Mitigation Obligations; Replacement of Lenders.

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(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires a Borrower to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower Agent such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower Agent may replace such Lender in accordance with Section 11.13.
SECTION 3.07    Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Maturity Date.
ARTICLE IV.    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
SECTION 4.01    Conditions of Effectiveness of Commitment to Make Credit Extension. The effectiveness of the Commitment of each Lender on the Closing Date to make its Credit Extension hereunder and the obligation of each Lender to honor a Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans) is subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and each Loan Party and the Parent;
(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party and the Parent as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party or the Parent is a party;

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(iii)    such certifications as the Administrative Agent may reasonably require to evidence that each Loan Party and the Parent is duly organized or formed, and that each Loan Party and the Parent is validly existing and in good standing (to the extent good standing is applicable) in the jurisdiction of its organization;
(iv)    a customary opinion of (i) Nixon Peabody LLP, counsel to the Loan Parties and the Parent and (ii) local counsel to the Loan Parties and the Parent located in Bermuda, Ireland and Nevada, each addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent; and
(v)    a certificate signed by a Responsible Officer of the Borrower Agent certifying that the conditions specified in this Sections 4.01(e) and 4.01(f) have been satisfied.
(b)    Any fees required to be paid on or before the Closing Date shall have been paid.
(c)    Unless waived by the Administrative Agent, the Borrowers shall have paid the reasonable and documented out of pocket fees, charges and disbursements of one firm of counsel to the Administrative Agent and one firm of local counsel to the Administrative Agent in each relevant jurisdiction (directly to such counsel if requested by the Administrative Agent), in each case to the extent invoiced at least 2 Business Days prior to the Closing Date.
(d)    (i) The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information about any Loan Party required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, as requested by the Administrative Agent or any Lender at least ten (10) Business Days prior to the Closing Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent and/or each applicable Lender shall have received, at least three (3) Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to such Borrower, as requested by the Administrative Agent and/or such Lender at least ten (10) Business Days prior to the Closing Date.
(e)    Representations and Warranties. The representations and warranties of each Borrower and each other Loan Party contained in Article II, Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects) on such respective dates on and as of the date of the Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects) on such respective dates as of such earlier date, and except that for purposes of this Section 4.01, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

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(f)    Default. No Default shall exist, or would result from the proposed Credit Extension or from the application of the proceeds thereof.
(g)    Request for Credit Extension. The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
The Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Term SOFR Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in this Section 4.01(e) and Section 4.01(f) have been satisfied on and as of the date of the Credit Extension.
Without limiting the generality of the provisions of the last paragraph of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
ARTICLE V.        REPRESENTATIONS AND WARRANTIES
Each Loan Party and, solely with respect to Sections 5.01, 5.02, 5.03, 5.04, 5.05, 5.06, 5.12, 5.13, and 5.15, the Parent represents and warrants to the Administrative Agent and the Lenders that:
SECTION 5.01    Existence, Qualification and Power. The Parent and each Loan Party (a) is duly organized or formed and is validly existing or the local equivalent under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing or the local equivalent, if any under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.02    Authorization; No Contravention. The execution, delivery and performance by the Parent and each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

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SECTION 5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Parent or any Loan Party of this Agreement or any other Loan Document that has not been given or provided.
SECTION 5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Parent and each Loan Party that is party thereto, as applicable. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation enforceable against the Parent and each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).
SECTION 5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)    The unaudited consolidated balance sheets of the Parent and its Subsidiaries dated June 30, 2023, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Parent and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.
(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

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SECTION 5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Parent or any Loan Party threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on the Parent or any Subsidiary thereof, of the matters described on Schedule 5.06.
SECTION 5.07    No Default. No Loan Party or any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
SECTION 5.08    Environmental Compliance. Each Loan Party and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof such Loan Party has reasonably concluded that, except as specifically disclosed in Schedule 5.08, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 5.09    Margin Regulations; Investment Company Act.
(a)    No Borrower is engaged and each Borrower will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)    None of the Borrower, any Person Controlling a Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
SECTION 5.10    Disclosure. The reports, financial statements, certificates and the other written information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), when taken as a whole and when taken together with any reports, proxy statements and other materials filed by Parent and/or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of such commission, or with any other national securities exchange or regulator, as the case may be, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading (after giving effect to all supplements and updates thereto heretofore made); it being understood and agreed that for purposes of this Section 5.10, such information shall not include projections (including financial estimates, forecasts and other forward-looking information), pro forma financial information or information of a general economic or industry specific nature, with respect to which, the Borrowers represent only that such projected information was prepared in good faith based upon assumptions believed to be reasonable at the time.

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SECTION 5.11    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.12    OFAC. None of the Parent, any Loan Party, any of its Subsidiaries, any director or officer, or any employee, agent, or Affiliate, of the Parent, any Loan Party or any of its Subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are, (i) the subject of any sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the US Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, Department of Foreign Affairs and Trade of the Commonwealth of Australia, the Hong Kong Monetary Authority, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, currently, the Crimea Region, Cuba, Iran, North Korea, Sudan and Syria.
SECTION 5.13    Anti-Corruption Laws. None of the Parent, each Borrower, each other Loan Party, nor to the knowledge of any Loan Party or the Parent, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Parent or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), or any Anti-Terrorism Laws. Furthermore, the Parent, each Loan Party and, to the knowledge of each Loan Party, its Affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and with any Anti-Terrorism Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No part of the proceeds of the Loans will be used, directly or indirectly, for any payment that could constitute a violation of the UK Bribery Act, the FCPA, any other applicable anti-bribery law and any Anti-Terrorism Laws.
SECTION 5.14    Pari Passu Ranking. Each Loan Party’s obligations under this Agreement and the other Loan Documents, will, upon the execution and delivery thereof, respectively, rank pari passu, without preference or priority, with all of the other outstanding unsecured and unsubordinated Indebtedness of such Loan Party.

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SECTION 5.15    Holding Company. (a) The Parent does not have any material liabilities other than (i) creditors, provisions and indemnities incidental to its activities as a holding company without a material operating business; (ii) liabilities under this Agreement, and its liabilities (if any) under the Guarantee Trust Deed and the Intercreditor Deed; (iii) liabilities under the AFFA; (iv) liabilities in relation to taxation; and (v) liabilities to shareholders in their capacity as such not prohibited under the AFFA and (b) the only Person (excluding Holdings) which is a Subsidiary of the Parent, and not also a Subsidiary of Holdings, is JH Insurance and other Holding Companies.
SECTION 5.16    Beneficial Ownership Certification. As of the Closing Date and each other date on which a Beneficial Ownership Certification is provided, the information included in such applicable Beneficial Ownership Certification, if applicable, is true and correct in all respects.
SECTION 5.17    ERISA Compliance.
(a)    Except as would not reasonably be expected to have a Material Adverse Effect, each Employee Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and the regulations and published interpretations thereunder.
(b)    Except as would not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded pension liability and no other Employee Benefit Plan providing retiree welfare benefits has any unfunded liability for benefits; (iii) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
SECTION 5.18    Affected Financial Institution. No Loan Party is an Affected Financial Institution.
SECTION 5.19    Covered Entities. No Loan Party is a Covered Entity.
SECTION 5.20    Irish Loan Parties
(a)    No Irish Borrower is:
(i)    a small company or micro company (as defined under sections 280A and 280D respectively of the Irish Companies Act);
(ii)    a micro, small or medium sized enterprise for the purposes of the Central Bank (Supervision and Enforcement) Act 2013 (Section 48) (Lending to Small and Medium - Sized Enterprises) Regulations 2015 of Ireland; or
(iii)    a consumer for the purposes of any relevant laws or codes, including the Consumer Protection Code 2012 (as amended) of Ireland

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(b)    Each Irish Loan Party is a member of the same group of companies consisting of a holding company and its subsidiaries (each within the meaning of section 8 of the Irish Companies Act for the purposes of section 239 of the Irish Companies Act).
(c)    For the purposes of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), the centre of main interest (as that term is used in Article 3(1) of the Regulation) for each Irish Loan Party is situated in its jurisdiction of incorporation and, in each case, no Irish Loan Party has any “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

ARTICLE VI.    AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to:
SECTION 6.01    Financial Statements. Deliver to the Administrative Agent for distribution to each Lender:
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or any qualification as to the scope of such audit; and
(b)    as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

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As to any information contained in materials furnished pursuant to Section 6.02(b), the Loan Parties shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of such Loan Party to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.
SECTION 6.02    Certificates; Other Information. Deliver to the Administrative Agent for distribution to each Lender:
(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower Agent (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(b)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent or the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which the Parent or the Loan Parties may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(c)    promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of the Parent or any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
(d)    promptly, and in any event within five Business Days after receipt thereof by the Parent or any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC or the Australian Securities and Investments Commission (or comparable agency in any other applicable jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Parent or any Loan Party or any Subsidiary thereof;
(e)    promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act; and
(f)    promptly, such additional information regarding the business, financial or corporate affairs of the Parent or any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent or such Loan Party posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 10.02; or (ii)  which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to

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which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower Agent shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and (ii) the Borrower Agent shall provide to the Administrative Agent or any Lender by electronic mail electronic versions (i.e., soft copies) of such documents upon its request to the Borrower Agent to deliver such electronic versions. The Administrative Agent shall have no obligation to request the delivery of or to maintain electronic copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower Agent with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its electronic copies of such documents.
The Parent and the Loan Parties hereby acknowledge that (a) the Administrative Agent, the Arranger and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Parent and the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent and each Loan Party or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent and the Loan Parties hereby agree that so long as the Parent or any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent and the Loan Parties shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent and each Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent, any Affiliate thereof and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
SECTION 6.03    Notices. Promptly notify the Administrative Agent and each Lender (by facsimile or electronic mail):
(a)    of the occurrence of any Default;
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Loan Parties or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Loan Parties or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Loan Parties or any Subsidiary, including pursuant to any applicable Environmental Laws which, in each case, if adversely determined, would have a Material Adverse Effect;

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(c)    of any material amendment to the AFFA (it being understood notice pursuant to this subsection shall not be required prior to the time of any disclosure requirement under Item 1.01 of Form 8-K or comparable disclosure requirements for the entry into material agreements under applicable law); and
(d)    of any ERISA Event.
Each notice pursuant to Section 6.03(a) and (b) shall be accompanied by a statement of a Responsible Officer of such Loan Party setting forth details of the occurrence referred to therein and stating what action such Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
SECTION 6.04    Payment of Obligations. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, pay and discharge as the same shall become due and payable, (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent and the Loan Parties or such Subsidiary; and (b) all lawful claims which, if unpaid, would by law become a Lien, other than a Lien permitted by Section 7.01 upon its property.
SECTION 6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and, as applicable, good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 or otherwise in connection with a Permitted Reorganization and except, other than with respect to the preservation of the existence of any Borrower, to the extent that failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
SECTION 6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except, in the case of each of clauses (a) and (b), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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SECTION 6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.
SECTION 6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
SECTION 6.09    Books and Records. (a)  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.
SECTION 6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender (which shall be coordinated through the Administrative Agent) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Loan Parties; provided, however, that (i) there shall be no more than one such visit per calendar year for as long as no Event of Default shall be continuing during such calendar year and if an Event of Default shall not be then continuing, only the Administrative Agent on behalf of the Lender may exercise the visitation rights under this Section 6.10 and (ii) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice. The Administrative Agent and the Lenders shall give the Loan Parties the opportunity to participate in any discussions with the Parent’s or the Loan Parties’ independent public accountants. Notwithstanding anything to the contrary in Section 6.02 or this Section 6.10, none of Parent, Holdings, the Borrowers or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable law or any binding third party agreement or (ii) that is subject to attorney-client privilege or which constitutes attorney work product; provided that in the event that Parent, Holdings, the Borrowers or any Restricted Subsidiary does not provide any information in reliance on any of the foregoing exclusions, it shall provide notice to the Administrative Agent that such information is being withheld.

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SECTION 6.11    Use of Proceeds. Use the proceeds of the Credit Extensions (i) to reduce outstandings under the Existing Credit Agreement and (ii) for general corporate purposes (including working capital, refinance of existing debt, acquisitions, capital expenditures and distributions) not in contravention of any Law or of any Loan Document.
SECTION 6.12    Additional Guarantors.
(a)    Ensure that, as of the Closing Date, the Consolidated Adjusted EBITDA constitutes at least 70% of the Group Adjusted EBITDA.
(b)    If, at the time of delivery of the annual financial statements pursuant to Section 6.01(a), the Consolidated Adjusted EBITDA constitutes less than 70% of the Group Adjusted EBITDA as of the end of the fiscal year reflected in such financial statements, Borrower Agent shall notify the Administrative Agent, and promptly thereafter (and in any event within 30 days), cause one or more Qualifying Subsidiaries to (i) become a Guarantor hereunder and under the Loan Documents by executing and delivering to the Administrative Agent a joinder agreement (in form and substance reasonably satisfactory to the Administrative Agent) to this Agreement and the Guaranty contained hereunder or such other document as the Administrative Agent shall deem appropriate for such purpose, such that after giving pro forma effect to each joinder of a Guarantor pursuant to this subsection (b), the Consolidated Adjusted EBITDA constitutes at least 70% of the Group Adjusted EBITDA, and (ii) deliver to the Administrative Agent documents of the types referred to in clauses (ii) and (iii) of Section 4.01(a) and, to the extent reasonably requested by the Administrative Agent, opinions of counsel of such Qualifying Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in the foregoing clause (i)), all in form, content and scope substantially similar to opinions referred to in clause (iv) of Section 4.01(a) and customary for transactions of this type (taking into account changes in law and in jurisdiction). For the avoidance of doubt, each designation of an additional Guarantor pursuant to this Section 6.12 shall be accompanied by a designation by the Board of Directors of Holdings making such Guarantor a Restricted Subsidiary for all purposes of this Agreement.
(c)    In addition, in the event of a Permitted Reorganization, upon the release of the Guaranty from Initial Holdings in connection therewith, its Replacement Entity, as specified by Parent to the Administrative Agent shall substantially simultaneously with such release (x) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, and (y) deliver to the Administrative Agent documents of the types referred to in clauses (ii) and (iii) of Section 4.01(a) and, to the extent reasonably requested by the Administrative Agent, opinions of counsel of such Replacement Entity (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in the foregoing clause (y)), all in form, content and scope substantially similar to opinions referred to in clause (iv) of Section 4.01(a) and customary for transactions of this type (taking into account changes in law and in jurisdiction)).

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SECTION 6.13    Continued Listing on the ASX/NYSE/LSE. Ensure at all times that the common stock Equity Interests of the Parent continue to be listed on at least one of the New York Stock Exchange, the London Stock Exchange or the Australian Stock Exchange.
SECTION 6.14    Anti-Corruption Laws; Sanctions. Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

ARTICLE VII.    NEGATIVE COVENANTS
A. COVENANTS OF THE LOAN PARTIES: So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied,
SECTION 7.01    Liens. No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any of their assets (including Capital Stock of Subsidiaries), whether owned on the Closing Date or acquired after that date.
SECTION 7.02    Investments. No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, make any Investments, except:
(a)    Investments held by such Loan Party or such Subsidiary in the form of cash equivalents;
(b)    advances to officers, directors and employees of the Loan Parties and Subsidiaries in an aggregate amount not to exceed $15 million at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
(c)    Investments of the Loan Parties in any wholly-owned Subsidiary and Investments of any wholly-owned Subsidiary in the Loan Parties or in another wholly-owned Subsidiary;
(d)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(e)    Permitted Acquisitions;
(f)    Guarantees permitted by Section 7.03; and
(g)    Other Investments so long as, after consummation thereof, no Default is continuing and the Borrowers are in compliance with Section 7.06.

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SECTION 7.03    Indebtedness. No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness under the Loan Documents;
(b)    Indebtedness under the Existing Credit Agreement;
(c)    Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no more restrictive on the Loan Parties (when taken as whole) than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended (when taken as a whole) and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate (as determined in good faith by Holdings);
(d)    Guarantees of (i) a Loan Party in respect of Indebtedness otherwise permitted hereunder of the other Loan Parties and (ii) Indebtedness of Subsidiaries which are not Loan Parties, provided that the aggregate principal amount of Indebtedness at any time outstanding guaranteed in accordance with this clause (ii) shall not exceed $75 million;
(e)    Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $150 million;
(f)    Indebtedness secured by a Permitted Lien set forth in clauses (2), (4), (11), (12), (14), (16), (22) (provided that the aggregate amount of such Indebtedness, together with the Indebtedness permitted pursuant to clause (d) above, at any one time outstanding shall not exceed $150 million), (24), (25) and (26) of the definition thereof and any other clause to the extent deemed to constitute Indebtedness (other than indebtedness for borrowed money); and
(g)    Other unsecured Indebtedness.
SECTION 7.04    Fundamental Changes(a)     (a)     None of Holdings or any Loan Party shall merge, dissolve, liquidate, consolidate with or into another Person, or, in a single transaction or series of related transactions, Dispose of all or substantially all of the assets of Holdings and the Loan Parties, taken as a whole, to or in favor of any Person, unless (i) otherwise permitted under the Indenture, or (ii):

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(1)    if such transaction involves a Borrower, such Borrower shall be the continuing Person or the successor or transferee shall be a Person organized and existing under the laws of Ireland, the United Kingdom, the United States or a state thereof or Australia or a state thereof, and the successor or transferee Person expressly assumes, by a supplement or amendment to this Agreement and the other Loan Documents, such Borrower’s Obligations hereunder and under the other Loan Documents;
(2)    if such transaction involves Holdings or any other Loan Parties, Holdings or such Loan Party, as the case may be, shall be the continuing Person or the successor or transferee shall be a Person organized and existing under the laws of Ireland, Germany, the Netherlands, Belgium, Luxembourg, Bermuda, the United Kingdom, the United States or a state thereof or Australia or a state thereof, and the successor or transferee Person expressly assumes, by a supplement or amendment to this Agreement and the other Loan Documents, the prior Holdings’ or Loan Party’s Obligations, as the case may be, hereunder and under the other Loan Documents; and
(3)    after giving effect to any such transaction, no Default or Event of Default, shall have occurred or be continuing.
(b)    Holdings shall deliver, or cause to be delivered, to the Administrative Agent a Responsible Officer’s certificate, each to the effect that such transaction referred to in clauses (a) and (d) of this Section 7.04 complies with the requirements of this Agreement, and an opinion of counsel stating that Obligations constitute valid and binding obligations of the successor or transferee entity, if any, subject to customary exceptions.
(c)    Notwithstanding the preceding clauses (a) and (b), a Permitted Reorganization shall be permitted at any time.
(d)    Notwithstanding the preceding clauses (a)(3), (b) and (c) of this Section 7.04, subject to clause (f) of this Section 7.04, (x) the Borrowers may liquidate, dissolve or merge or consolidate with or into one of Holdings’ Subsidiaries for any purpose and (y) Holdings, the Borrowers or a Subsidiary may merge or consolidate solely for the purpose of reincorporating Holdings, the Borrowers or a Subsidiary, as the case may be, in another jurisdiction.
(e)    For purposes of this Section 7.04, the Disposition of all or substantially all of the assets of one or more Subsidiaries of Holdings, which assets, if held by Holdings or the Borrowers instead of such Subsidiaries, would constitute all or substantially all of the assets of Holdings on a consolidated basis, will be deemed to be the Disposition of all or substantially all of the assets of Holdings.
(f)    Upon any consolidation, combination, merger, dissolution or liquidation of Holdings or the Borrowers, or any Disposition of all or substantially all of its assets in accordance with the foregoing provisions, in which Holdings or a Borrower is not the continuing obligor under this Agreement and the other Loan Documents, as the case may be, the surviving or transferee entity formed by such consolidation or into which Holdings or such Borrower is merged, dissolved into or liquidated into or to which such Disposition of all or substantially all of its assets is made shall expressly assume, by a supplement or amendment to this Agreement and the other Loan Documents, the prior Holdings’ Obligations or such Borrower’s, as the case may be, hereunder and under the other Loan Documents, and will thereafter succeed to, and be substituted for, and may exercise every right and power of Holdings or such Borrower under this

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Agreement and the other Loan Documents, as the case may be, with the same effect as if such surviving entity had been named therein as Holdings or a Borrower and, to the extent not the surviving or transferee entity, the entity formerly referred to as Holdings or the Borrower, as the case may be, will be released from the Obligations and covenants under this Agreement and the other Loan Documents; provided that the Administrative Agent shall have received, with respect to each such surviving or transferee entity, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation, as reasonably requested by the Administrative Agent or any Lender.
SECTION 7.05    Dispositions. (a) No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, make any Disposition, other than as set forth in subsection (c), unless:
(1)    Holdings or such Restricted Subsidiary receives consideration at least equal to the fair market value (such fair market value to be determined in good faith by Holdings on the date of contractually agreeing to such Disposition) of the assets subject to such Disposition; and
(2)    at least 75% of the consideration received by Holdings or such Restricted Subsidiary is in the form of cash or cash equivalents or any combination thereof (collectively, the “Cash Consideration”).
(b)    For the purposes of this Section 7.05, the following are deemed to be Cash Consideration:
(1)    any liabilities (as reflected on the Consolidated Group’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Consolidated Group’s consolidated balance sheet or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by Holdings) of Holdings or such Restricted Subsidiary (other than contingent liabilities) that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Disposition);
(2)    any securities, notes or other obligations received by Holdings or any Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or cash equivalents within 180 days after such Disposition, to the extent of the cash and cash equivalents received in that conversion; and

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(3)    any Designated Non-cash Consideration received by Holdings or any of its Restricted Subsidiaries in such Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause that has at that time not been converted into cash or a cash equivalent, not to exceed the greater of $150 million and 5.0% of Consolidated Net Tangible Assets (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
(c)    JHT may not make any Disposition of any Intellectual Property unless the Disposition:
(1)    is of obsolete assets no longer required or useful for its business;
(2)    is in the ordinary course of business; provided that such Dispositions in the aggregate do not exceed 10% of the fair market value of its Intellectual Property in any fiscal year; or
(3)    occurs with the prior consent of the Required Lenders.
For the avoidance of doubt, nothing in this Section 7.05(c) restricts or prohibits any distribution by JHT of cash or inter-company receivables to a shareholder of JHT through dividends or the making of subordinated loans.
SECTION 7.06    Restricted Payments. No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that, so long as no Default shall have occurred and be continuing or would result therefrom, the Loan Parties and their Subsidiaries may make Restricted Payments to the extent permitted by the Indenture; provided, however, that, so long as no Default is continuing and would not result therefrom, the limitations set forth in this Section 7.06 shall cease to apply upon the first date on which (a) the Corporate Rating from S&P is at least BBB- and the Corporate Rating from Moody’s is at least Baa3, or (b) all obligations and indebtedness of any Loan Party pursuant to the Indenture have been terminated or repaid, respectively.
SECTION 7.07    Change in Nature of Business. No Loan Party shall, nor shall it permit any Restricted Subsidiary to engage in business in any industry sector substantially different from the industry sector in which such Loan Party and its Restricted Subsidiaries conducts business on the date hereof.
SECTION 7.08    Transactions with Affiliates. No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms (taken as a whole) substantially as favorable to such Loan Party or such Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s length transaction with a Person that is not an Affiliate except:

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(a)    if such transaction is among Parent, any Holding Companies, JH Insurance, Holdings, the Borrowers and/or one or more Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;
(b)    the issuance of Equity Interest by Parent, Holdings or any other Restricted Subsidiary to the management of such Person, pursuant to arrangements described in clause (k) below;
(c)    equity issuances, repurchases, retirements, redemptions or other acquisitions or retirements of Equity Interest by Parent, Holdings, or the Borrower permitted under Section 7.06 and any actions by Parent, Holdings, or the Borrower to permit the same;
(d)    loans, guarantees and other transactions by Parent, Holdings, or the Borrower to the extent not prohibited by this Article VII (other than by reliance on this Section 7.08);
(e)    the entry into, performance under, and making of any payments in respect of any employment, compensation and severance arrangements and health, disability and similar insurance or benefit plans or supplemental executive retirement benefit plans or arrangements between Parent, Holdings, the Borrower and the Restricted Subsidiaries and their respective directors, officers, managers, employees, consultants or independent contractors (including management and/or employee benefit plans or agreements, stock/equity/option plans, management equity plans, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former employees, officers, managers, directors, consultants or independent contractors and stock option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the Board of Directors of Parent or Holdings;
(f)    the payment of customary fees, compensation and reasonable out-of-pocket costs to, and benefits, indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, future, current or former, directors, managers, consultants, officers, employees and independent contractors of Parent, Holdings, the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Parent, Holdings and the Restricted Subsidiaries;
(g)    transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.07 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the interests of the Lenders in any material respect as compared to the applicable agreement in effect on the Closing Date (in the good-faith judgment of Holdings);
(h)    Restricted Payments permitted under Section 7.06, and Investments permitted under Section 7.02;
(i)    any issuance or transfer of Equity Interests, or other payments, awards or grants in cash, securities, Capital Stock or otherwise pursuant to, or the funding of, employment arrangements, equity options and equity ownership plans approved by the Board of Directors of Parent, Holdings, the Borrower or any Restricted Subsidiary, as the case may be and the granting and performing of customary registration rights;

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(j)    the issuance and sale of any Equity Interests of the Borrower permitted under this Agreement;
(k)    any contribution by Parent to the capital of Holdings or any Restricted Subsidiary;
(l)    any transaction between or among Parent, Holdings, the Borrower or any Restricted Subsidiary and any Affiliate of Parent, Holdings, the Borrower or a joint venture or similar Person that would constitute an Affiliate transaction solely because Parent, Holdings, the Borrower, or a Restricted Subsidiary owns Capital Stock in or otherwise controls such Affiliate, joint venture or similar Person or due to the fact that a director of such joint venture or similar Person is also a director of the Parent, Holdings, Borrower or any Restricted Subsidiary (or any parent entity);
(m)    customary transactions effected as part of any Qualified Receivables Transaction that are otherwise permitted under this Agreement;
(n)    the entering into, and payments by, the Parent, Holdings, the Borrower, and the Restricted Subsidiaries pursuant to tax sharing agreements among any such Persons on customary terms;
(o)    transactions in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an independent financial advisor (reasonably satisfactory to the Administrative Agent) stating that such transaction is fair to Parent, Holdings, the Borrower, or such Restricted Subsidiary from a financial point of view or meets the requirements of the introductory paragraph of this Section;
(p)    payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, current or former employees, directors or consultants of Parent, Holdings, the Borrower, any of the Restricted Subsidiaries in an aggregate amount not to exceed, at any time, $40 million, and employment agreements, stock option plans and other compensatory arrangements with any such employees, directors or consultants which, in each case, are approved by Holdings in good faith;
(q)    pledges of Capital Stock of Unrestricted Subsidiaries;
(r)    the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary (and not entered into in contemplation of such designation) and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary (and not entered into in contemplation of such designation); and

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(s)    the existence of, and performance under, customary obligations under the terms of any equityholders agreement, principal investors agreement (including any registration rights or purchase agreement related thereto) to which Parent, Holdings, the Borrower, or any Restricted Subsidiary is a party as of the Closing Date (as such agreement may be amended or otherwise modified from time to time) and any similar agreements relating to the Capital Stock of any of the foregoing which the relevant parties may enter into after the Closing Date (except to the extent the performance of such obligations is otherwise prohibited under the terms of this Agreement).
SECTION 7.09    Burdensome Agreements.
(a)    No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly enter into any Contractual Obligations (other than this Agreement or any other Loan Document) that limit the ability of any Subsidiary to make Restricted Payments to any Loan Party or any Guarantor or to otherwise transfer property to any Loan Party or any Guarantor; and (b) no Loan Party shall, nor shall it permit any Restricted Subsidiary to, enter into Pari Passu Indebtedness unless such Indebtedness permits the Obligations to be secured; provided that the foregoing clause (a) shall not apply to Contractual Obligations that:
(i)    (x) exist on the Closing Date and are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing any permitted refinancing Indebtedness incurred to refinance such Indebtedness or obligation so long as such permitted refinancing Indebtedness does not materially expand the scope of such Contractual Obligation (as determined in good faith by Holdings);
(ii)    are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of Holdings, so long as such contractual obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary of Holdings;
(iii)    represent Indebtedness of a Restricted Subsidiary of the Borrower that is not a Loan Party to the extent such Indebtedness is permitted by Section 7.03;
(iv)    arise pursuant to agreements entered into with respect to any sale, transfer, lease, license or other Disposition permitted by Section 7.05, including customary restrictions with respect to a Subsidiary of Holdings pursuant to an agreement that has been entered into for the sale, transfer, lease, license or other Disposition of the Equity Interests of such Subsidiary, and applicable solely to assets under such sale, transfer, lease, license or other Disposition;
(v)    are customary provisions in joint venture agreements, partnership agreements, limited liability company organizational governance document, and other similar agreements applicable to partnerships, limited liability companies, joint ventures and similar Persons permitted by Section 7.02 or Section 7.06 and applicable solely to such Persons or the transfer of ownership therein;

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(vi)    are customary restrictions on leases, subleases, service agreements, product sales, licenses and sublicenses (including with respect to Intellectual Property) or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;
(vii)    are compromise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.07 to the extent that such restrictions apply only to the specific property or asset securing such Indebtedness;
(viii)    are customary provisions restricting subletting or assignment or transfers of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary;
(ix)    are customary provisions restricting assignment or transfers of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary;
(x)    are restrictions on cash or other deposits or net worth imposed (including by customers) under agreements entered into in the ordinary course of business;
(xi)    are imposed by applicable law;
(xii)    are customary net worth provisions contained in real property leases entered into by Subsidiaries of Holdings, so long as Holdings has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of Holdings to meet their ongoing obligation;
(xiii)    comprise restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good-faith judgment of Holdings, no more restrictive with respect to Holdings or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as Holdings shall have determined in good faith that such restrictions will not materially impair its obligation or ability to make any payments required hereunder;
(xiv)    arise in connection with purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations;
(xv)    arise in connection with any agreement or other instrument of a Person or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged, consolidated or amalgamated with or into Holdings or any of its Restricted Subsidiaries, or any other transaction is entered into with any such Acquisition, merger, consolidation or amalgamation, in existence at the time of such Acquisition or at the time it merges, consolidates or amalgamates with or into Holdings or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired or redesignated;

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(xvi)    are restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Holdings or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business;
(xvii)    arise in connection with case or other deposits imposed by agreements permitted under Section 7.01, Section 7.02 or Section 7.06 entered into in the ordinary course of business;
(xviii)    restrictions with respect to a Restricted Subsidiary that was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Restricted Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such or restriction does not extend to any assets or property of Holdings or any other Restricted Subsidiary other than the assets and property of such Subsidiary;
(xix)    restrictions created in connection with any Qualified Receivables Transaction that, in the good faith determination of the Borrower, are necessary or advisable to effect such Qualified Receivables Transaction;
(xx)    are any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xix) of this Section 7.09; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good-faith judgment of Holdings, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and
(c)    No Loan Party shall, nor shall it permit as Restricted Subsidiary to, directly or indirectly enter into any guarantee, indemnity or other form of financial support in relation to the obligations under the AFFA of the Performing Subsidiary, other than as existing as of the Closing Date.
SECTION 7.10    Use of Proceeds. No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or for any purpose which would cause this Agreement or any other Loan Document to breach section 82 of the Irish Companies Act.

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SECTION 7.11    Financial Covenants.
(a)    Consolidated Interest Coverage Ratio. Holdings shall not permit the Consolidated Interest Coverage Ratio as of the end of any four fiscal quarter period of the Parent for which financial statements have been delivered under Section 6.01 to be less than 3.25:1.00; and
(b)    Consolidated Net Leverage Ratio. Holdings shall not permit the Consolidated Net Leverage Ratio as of the end of any four fiscal quarter period of the Parent for which financial statements have been delivered under Section 6.01 to be greater than 3.00:1.00; provided that such ratio shall be reset to 3:25:1.00 after a Material Acquisition for a period of four full fiscal quarters from the date of such Material Acquisition.
SECTION 7.12    Sanctions. None of Holdings and its Subsidiaries shall use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Credit Extension, whether as underwriter, advisor, investor or otherwise).
SECTION 7.13    Anti-Corruption Laws. None of Holdings and its Subsidiaries shall use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977 or the UK Bribery Act 2010 or any Anti-Terrorism Laws.
B. COVENANTS OF THE PARENT: So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Parent shall not, directly or indirectly:
SECTION 7.14    AFFA Amendments. Voluntarily agree to any amendment to the AFFA, the primary effect of which is to increase the mandatory annual funding obligations of the Performing Subsidiary (as defined in the AFFA). Notwithstanding the foregoing, other than as described above with respect to the proposed changes to mandatory annual payment obligations under the AFFA, the Loan Parties shall not be restricted in any manner whatsoever from their ability to amend the AFFA in any other respect and to make payments, including prepayments, or otherwise exercise their respective rights and comply with their respective obligations under the AFFA in their sole discretion.
SECTION 7.15    Change in Nature of Business. (a)  Engage in business in any industry sector substantially different from the industry sector in which Parent conducts business on the date hereof.
(b)    Permit to exist any material liabilities other than those listed in Section 5.15.
(c)    Hold, directly or indirectly through any Subsidiaries who are not Holdings or any Subsidiary of Holdings, any material assets (other than Equity Interests of any Person who also does not hold any material assets), provided, that for the avoidance of doubt, neither any Unrestricted Subsidiary nor JH Insurance and its assets constitute “material assets” for the purposes of this clause (c).

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(d)    permit any Person other than Holdings, JH Insurance and any Holding Companies to be Subsidiaries of the Parent unless such Person is also a Subsidiary of Holdings.
ARTICLE VIII.    EVENTS OF DEFAULT AND REMEDIES
SECTION 8.01    Events of Default. Any of the following shall constitute an Event of Default (each, an “Event of Default”):
(a)    Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan; provided, any failure to pay that would otherwise constitute an Event of Default under this Section 8.01(a)(i) shall not result in an Event of Default if (x) such failure is attributable solely to an administrative or technical error; (y) such Borrower can demonstrate to the reasonable satisfaction of the Administrative Agent that sufficient funds were available to enable such Borrower to make the relevant payment when due; and (z) such default is remedied within one (1) Business Day, or (ii) within five days after the same becomes due or any interest on any Loan, any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. Any Loan Party or the Parent fails to perform or observe any term, covenant or agreement contained in any of Section 6.03 (a), 6.05 (a) (with respect to the legal existence of Holdings and the Borrowers only), 6.11 or Article VII; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice of such failure shall have been delivered by the Administrative Agent or the Required Lenders to any Loan Party; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower, any other Loan Party or the Parent herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)    Cross-Default. (i) Any Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues beyond the period of grace if any set forth in the documentation governing such payment in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), prior to its stated maturity, or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) but in any event excluding any Termination Event (as so

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defined) under such Swap Contract as to which any Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)    Insolvency Proceedings, Etc. Any Loan Party or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, examiner, process advisor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, examiner, process advisor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or is overindebted (überschuldet) pursuant to the insolvency laws applicable to it, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Borrower or any Material Subsidiary and is not released, vacated or fully bonded within 60 days after its issue or levy; or
(h)    Judgments. There is entered against any Borrower or any Material Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and enforcement proceedings are commenced by any creditor upon such judgment or order, unless such judgments or orders shall have been satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or
(i)    Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(j)    Employee Benefit Plans. There shall occur one or more ERISA Events, which individually or in the aggregate results in liability of any Borrower or any of their Subsidiaries in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect.

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SECTION 8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)    [Reserved]; and
(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States or under any bankruptcy or insolvency Laws of any other applicable jurisdiction, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
SECTION 8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

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Third, to payment of that portion of the Obligations constituting accrued and interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, and any breakage, termination or other payments under Cash Management Agreements or Hedge Agreements, ratably among the Lenders, Cash Management Banks and Hedge Banks in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.
Notwithstanding the foregoing, Obligations arising under Cash Management Agreements and Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX.    ADMINISTRATIVE AGENT
SECTION 9.01    Appointment and Authority. Each of the Lenders hereby irrevocably appoints, designates and authorizes Bank of America, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and no Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

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SECTION 9.03    Exculpatory Provisions. (a) The Administrative Agent or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and their duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arranger, as applicable, and its Related Parties:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.
(b)    Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower Agent or a Lender.
(c)    Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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SECTION 9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.
SECTION 9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 9.06    Resignation of Administrative Agent.
(a)    Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with, unless an Event of Default has occurred and is continuing, the consent of Holdings (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

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(b)    Defaulting Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower Agent and such Person remove such Person as Administrative Agent and, with, unless an Event of Default has occurred and is continuing, the consent of Holdings (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    Effect of Resignation or Removal. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article XI and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent and (B) after such resignation or removal in respect of any actions taken or omitted to be taken by the retiring or removed Administrative Agent while acting as Administrative Agent, including, without limitation, actions taken in connection with transferring the agency to any successor Administrative Agent.

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SECTION 9.07    Non-Reliance on Administrative Agent, the Arranger and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
SECTION 9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Arranger or a Lender hereunder.
SECTION 9.09    Administrative Agent May File Proofs of Claim.

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(a)    In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
(b)    Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
SECTION 9.10    Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. As specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to release such Guarantor from its obligations under the Guaranty, in accordance with the terms of the Loan Documents and this Section 9.10.

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SECTION 9.11    Certain ERISA Matters
(b)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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SECTION 9.12    Recovery of Erroneous Payments
Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.
ARTICLE X.        GUARANTY
SECTION 10.01    Guaranty. Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law or other Applicable Law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

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SECTION 10.02    Rights of Lenders. Each Guarantor consents and agrees that the Guaranteed Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of each Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of each Guarantor.
SECTION 10.03    Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of any Borrower or any other Loan Party; (b) any defense based on any claim that each Guarantor’s obligations exceed or are more burdensome than those of any Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting each Guarantor’s liability hereunder; (d) any right to proceed against any Borrower or any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Guaranteed Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Guaranteed Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.
SECTION 10.04    Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.
SECTION 10.05    Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Guaranteed Parties to reduce the amount of the Obligations, whether matured or unmatured.

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SECTION 10.06    Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations (other than contingent obligations not then due, Hedging Obligations and obligations under Cash Management Agreements) and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or each Guarantor is made, or any of the Guaranteed Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Guaranteed Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Guaranteed Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.
SECTION 10.07    Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of any Borrower owing to each Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Borrower to such Guarantor as subrogee of the Guaranteed Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Guaranteed Parties so request, any such obligation or indebtedness of any Borrower to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Guaranteed Parties and the proceeds thereof shall be paid over to the Guaranteed Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.
SECTION 10.08    Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against each Guarantor or any Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Guaranteed Parties.
SECTION 10.09    Condition of Borrowers. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower and any other guarantor such information concerning the financial condition, business and operations of such Borrower and any such other guarantor as such Guarantor requires, and that none of the Guaranteed Parties has any duty, and such Guarantor is not relying on the Guaranteed Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of any Borrower or any other guarantor (such Guarantor waiving any duty on the part of the Guaranteed Parties to disclose such information and any defense relating to the failure to provide the same).

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SECTION 10.10    Right of Contribution . The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under Applicable Law.
SECTION 10.11    Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 10.11 to constitute, and this Section 10.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
SECTION 10.12    Limitations with respect to Irish Guarantors.
(a)    Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the obligations of any Irish Guarantor, under or pursuant to Section 10.01 (Guaranty) shall exclude any obligation to the extent that it would result in the relevant obligation constituting:
(i)     unlawful financial assistance within the meaning of section 82 of the Irish Companies Act; or
(ii)    a breach of section 239 of the Irish Companies Act,
provided that (in the case of both (a) and (b) above), for the avoidance of doubt, to the extent that any such obligations under Section 10.01 (Guaranty) have been validated by a summary approval procedure in accordance with the Irish Companies Act, they shall not constitute unlawful financial assistance under the said section 82 or a breach of the said section 239 (as applicable).
(b)    The obligations of any Guarantor, under or pursuant to Section 10.01 (Guaranty) will not be affected by any reduction occurring in, or other arrangement being made relating to any Obligation as a result of any arrangement or composition, made pursuant to any of the provisions of the Irish Companies Act or any analogous provisions or made pursuant to any proceedings or actions whatsoever and whether or not following the appointment of an administrator, administrator receiver, trustee, liquidator, receiver, examiner, process advisor or any similar officer or any analogous event occurring under the laws of any relevant jurisdiction to any Loan Party or over all or a substantial part of the assets (as the case may be) of any Loan Party and each Guarantor hereby agrees that the amount recoverable from that Guarantor hereunder will be and continue to be the full amount which would have been recoverable from the Loan Parties in respect of the Obligations had no such arrangement or composition or event as aforesaid been entered.

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ARTICLE XI.    MISCELLANEOUS
SECTION 11.01    Amendments, Etc. Except as otherwise set forth herein, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower Agent or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01(a) or Section 2.13 without the written consent of each Lender;
(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or reduce the amount of, waive or excuse any such payment hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment hereunder or under any other Loan Document without the written consent of each Lender;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or (ii) to waive any obligation of the Borrowers to pay interest at the Default Rate;
(e)    (i) change Section 8.03 or Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, without the written consent of each Lender;
(f)    change any provision of this Section 11.01 or the percentage of Lenders in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender; or
(g)    release all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

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and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Documents; and (ii) the Engagement Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision of this Section 11.01 to the contrary, (a) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrower Agent and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (b) in connection with the addition of a new Guarantor to this Agreement organized in a new jurisdiction from those of the existing Guarantors, the provisions of Article X may be amended or supplemented by an agreement in writing entered into by Holdings, the Borrower Agent and the Administrative Agent without the consent of any Lender in order to add guaranty limitations customary for the jurisdiction of such Guarantor.
Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
SECTION 11.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

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(i)    if to the Parent, any Borrower or any other Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
This Agreement was prepared by:     Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attention: Tomasz Kulawik
Phone: 202.508.8041
E-mail: tomasz.kulawik@shearman.com
(b)    Electronic Communications. Notices and other communications to the Administrative Agent and Lenders hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion), provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower Agent may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (B) notices and other communications posted to an internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (A) and (B), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

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(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)    Change of Address, Etc. Each of the Borrowers and the Administrative Agent may change its address, fax number or telephone number or email address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or email address for notices and other communications hereunder by notice to the Borrower Agent and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to each Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices and Loan Notices) purportedly given by or on behalf of the Borrower Agent even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

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SECTION 11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) [reserved], (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
SECTION 11.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of one firm of counsel (and a single local counsel in each appropriate jurisdiction) for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable fees, charges and disbursements of one firm of counsel and a single firm of local counsel in each appropriate jurisdiction, for the Administrative Agent and all Lenders taken as a whole) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans (and, in the case of an actual or perceived conflict of interest where the Administrative Agent or any Lender affected by such conflict notifies Borrower Agent of the existence of such conflict and, thereafter one additional law firm in each applicable jurisdiction for each affected group of Persons).

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(b)    Indemnification by the Borrower. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one firm of counsel for all Indemnitees, a single firm of local counsel in each appropriate jurisdiction and, in the case of an actual or perceived conflict of interest where the Indemnitees affected by such conflict notify Borrower Agent of the existence of such conflict, one additional law firm in each applicable jurisdiction for each group of affected Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by each Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to each Borrower or any of its Subsidiaries, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties or any material breach of the obligations of such Indemnitee or any of its Related Parties under this Agreement or the other Loan Documents. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

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(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any other Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof provided that nothing in this paragraph shall limit the Borrowers’ indemnity and reimbursement obligations to the extent that such indirect, special, punitive or consequential damages are included in any claim by a third party with respect to which the applicable Indemnitee is entitled to indemnification under this Section 11.04. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person.
(e)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
SECTION 11.05    Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

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SECTION 11.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that, except as otherwise permitted pursuant to the terms of this Agreement, including in connection with any Permitted Reorganization or as permitted under Sections 7.04 or 7.05, neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 11.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower Agent otherwise consents (each such consent not to be unreasonably withheld or delayed).

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(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06 and, in addition:
(A)    the consent of the Borrower Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that the Borrowers’ consent shall not be required during the primary syndication of the Facility; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee shall confirm in such assignment whether it is (x) an Irish Qualifying Lender (other than a Treaty Lender) (y) a Treaty Lender or (z) not an Irish Qualifying Lender. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to any Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Agent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable

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Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower Agent (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower Agent (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.

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(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower Agent or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or any Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower Agent, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential with the applicable Person being responsible for breaches by its Affiliates or Related Parties), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedy or the enforcement of any right under this Agreement or any other Loan Document in any litigation or arbitration action or proceeding relating thereto, to the extent such disclosure is reasonably necessary in connection with such litigation or arbitration action or proceeding (provided that the Borrowers shall be given notice thereof and a reasonable opportunity to seek a protective court order with respect to such Information prior to such disclosure (it being understood that the refusal by a court to grant such a protective order shall not prevent the disclosure of such Information thereafter)) and to the extent permitted by Law, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to each Borrower and its obligations, this Agreement or payments hereunder, (g) [reserved], (h) with the consent of the Borrower Agent or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07 or similar obligation of confidentiality, (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.07. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary relating to Parent, any Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower or any Subsidiary, provided that, in the case of information received from any Borrower or any Subsidiary after the date hereof, such information, unless otherwise noted shall be deemed as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning a Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
Nothing in this Section 11.07 shall restrict any person from complying with its obligations under the Credit Reporting Act 2013 of Ireland, as amended.
SECTION 11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Required Lenders, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower Agent and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower Agent. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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SECTION 11.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
SECTION 11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited.

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SECTION 11.13    Replacement of Lenders. If the Borrower Agent is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower Agent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with Applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling any Borrower to require such assignment and delegation cease to apply.
Each party hereto agrees that (i) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower Agent, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided further that any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section 11.13 to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
SECTION 11.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET

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FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FORGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)    PROCESS AGENT. EACH LOAN PARTY THAT IS NOT ORGANIZED OR FORMED UNDER THE LAWS OF THE UNITED STATES OR ANY STATE THEREOF HEREBY IRREVOCABLY APPOINTS JHBP AS ITS AGENT UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS FOR SERVICE OF PROCESS IN RELATION TO ANY PROCEEDINGS BEFORE THE NEW YORK COURTS AND AGREES THAT FAILURE BY A PROCESS AGENT TO NOTIFY IT (OR ANY OTHER PERSON) OF THE PROCESS WILL NOT INVALIDATE THE PROCEEDINGS CONCERNED. JHBP HEREBY ACCEPTS SUCH APPOINTMENT AS PROCESS AGENT. IF ANY PERSON APPOINTED AS AGENT FOR SERVICE OF PROCESS IS UNABLE FOR ANY REASON TO ACT AS AGENT FOR SERVICE OF PROCESS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS , THE BORROWERS MUST PROMPTLY (AND IN ANY EVENT WITHIN TEN DAYS OF THE EVENT TAKING PLACE) APPOINT ANOTHER AGENT ON TERMS ACCEPTABLE TO THE ADMINISTRATIVE AGENT.
SECTION 11.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger and the Lenders and their respective affiliates are arm’s-length commercial transactions between each Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders and their respective affiliates, on the other hand, (B) each Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arranger and each Lender and each of their respective Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative

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Agent, the Arranger or any Lender or their respective Affiliates has any obligation to the Borrowers, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrowers, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger or any Lender and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.
SECTION 11.17    Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, internet or intranet website posting or other distribution or signed using an

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Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 11.18    USA PATRIOT Act and Beneficial Ownership Regulation. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107–56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers and each other Loan Party, which information includes the name and address of the Borrowers and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers and each other Loan Party in accordance with the Patriot Act. The Borrowers and each other Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
SECTION 11.19    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under Applicable Law).

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SECTION 11.20    Designation as Senior Debt. All Obligations shall be designated “Pari Passu Indebtedness” for purposes of and as defined in the Indenture and all supplemental indentures thereto.
SECTION 11.21    Release of Guarantors and Borrowers.
(a)     Subject in each case to Section 6.12, the Lenders hereby irrevocably agree that (i) the Guarantors shall be released from the Guaranty upon consummation of any transaction permitted hereunder resulting in a Person ceasing to constitute a Subsidiary (including in connection with any designation of an Unrestricted Subsidiary), or, in the case of Holdings, upon notice to the Administrative Agent that a Permitted Reorganization has occurred and that a Replacement Entity will be substituted as “Holdings” under the terms of the Loan Documents in accordance with the terms hereof and (ii) any Borrower, upon notice to the Administrative Agent that a Permitted Reorganization has occurred and/or in connection with any other transaction permitted by Section 7.04, so long as the successor or transferee entity for such Borrower is substituted as a “Borrower” under the terms of the Loan Documents in accordance with the terms hereof. Notwithstanding the foregoing or anything to the contrary in this Agreement, the release of any Guarantor under this Section 11.21 or otherwise hereunder shall only be permitted if (x) no Default shall have occurred and be continuing or would result therefrom, (y) the permitted transaction pursuant to which such Guarantor ceases to be a Subsidiary is consummated with a bona fide third-party that is not an Affiliate of Holdings or any Loan Party and (z) any such permitted transaction or series of related permitted transactions is not undertaken or consummated for the primary purpose of effecting the release of any Guarantor from the Guaranty in accordance with the terms hereof. Holdings shall deliver, or cause to be delivered, to the Administrative Agent a Responsible Officer’s certificate, each to the effect that the release of any Guarantor from the Guaranty complies with the requirements set forth in the foregoing sentence. The Lenders hereby authorize the Administrative Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Borrower pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Loan Document relating to any such Guarantor or Borrower shall no longer be deemed to be repeated.
(b)    Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than (i) Hedging Obligations, (ii) obligations under Cash Management Agreements and (iii) any contingent obligations or contingent indemnification obligations not then due and payable) have been paid in full, all Commitments have terminated or expired the Administrative Agent shall (without notice to, or vote or consent of, any Lender) take such actions as to release all obligations under any Loan Document, whether or not on the date of such release there may be any (i) Hedging Obligations, (ii) obligations under Cash Management Agreements and (iii) any contingent obligations or contingent indemnification obligations not then due and payable. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrowers or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

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SECTION 11.22    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 11.23    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

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(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 11.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
JAMES HARDIE INTERNATIONAL FINANCE DESIGNATED ACTIVITY COMPANY, as an Initial Borrower

By: /s/ Aoife Rockett
Name: Aoife Rockett
Title: ~~Director~~ Secretary

By: /s/ Lorcan Murtagh
Name: Lorcan Murtagh
Title: ~~Treasurer~~ Director
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JAMES HARDIE BUILDING PRODUCTS INC., as an Initial Borrower

By: /s/ K. William Franken
Name: K. William Franken
Title: Secretary

By: /s/ Jon Sadayasu
Name: Jon Sadayasu
Title: Assistant Secretary
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JAMES HARDIE INTERNATIONAL GROUP LIMITED, as a Guarantor

By: /s/ Aoife Rockett
Name: Aoife Rockett
Title: ~~Director~~ Secretary

By: /s/ Lorcan Murtagh
Name: Lorcan Murtagh
Title: ~~Treasurer~~ Director

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JAMES HARDIE TECHNOLOGY LIMITED, as a Guarantor

By: /s/ Aoife Rockett
Name: Aoife Rockett
Title: ~~Director~~ Authorized Person

By: /s/ Lorcan Murtagh
Name: Lorcan Murtagh
Title: ~~Treasurer~~ Director
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JAMES HARDIE INDUSTRIES PLC
as the Initial Parent (solely for purposes of its representations made in Article V and its covenants set forth in Article VII and the provisions in Article XI)

By: /s/ Aoife Rockett
Name: Aoife Rockett
Title: Company Secretary

By: /s/ Lorcan Murtagh
Name: Lorcan Murtagh
Title: ~~Treasurer~~ Authorized Person

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BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Denise Jones
Name: Denise Jones
Title: Vice President

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BANK OF AMERICA, N.A., as a Lender

By: /s/ Aaron Marks
Name: Aaron Marks
Title: Senior Vice President

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HSBC Continental Europe, as a Lender

By: /s/ Nigel Fallon
Name: Nigel Fallon
Title: Director

By: /s/ David McKenna
Name: David McKenna
Title: Relationship Director

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Nathan R. Rantala
Name: Nathan R. Rantala
Title: Managing Director
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